INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

Moog Inc.

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EAST AURORA, NEW YORK 14052

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 15, 2017

AT THE MARINA ROOM OF THE PORTOFINO HOTEL AND MARINA

260 PORTOFINO WAY, REDONDO BEACH, CALIFORNIA

MOOG INC. EMPLOYEE STOCK PURCHASE PLAN	Exhibit A

i

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Moog Inc. will be held in the Marina Room of the Portofino Hotel and Marina, 260 Portofino Way, Redondo Beach, California, on Wednesday, February 15, 2017, at 10:00 a.m. PST, for the following purposes:

1.

To elect THREE directors of the Company, one of whom will be a Class A director elected by the holders of Class A shares to serve a three-year term expiring in 2020 and two of whom will be Class B directors elected by the holders of Class B shares to serve a three-year term expiring in 2020, or until the election and qualification of their successors.

2.	To consider and approve the adoption of the Moog Inc. Employee Stock Purchase Plan.

3.	To consider and ratify the selection of Ernst & Young LLP, independent registered certified public accountants, as auditors of the Company for the 2017 fiscal year.

4.	To consider and transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on December 20, 2016 as the record date for determining which shareholders shall be entitled to notice of and to vote at such meeting.

SHAREHOLDERS WHO WILL BE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY. SHAREHOLDERS WHO WILL VOTE BY PROXY ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY OR USE THE INTERNET OR TELEPHONE VOTING OPTIONS AS DESCRIBED ON THE PROXY CARD. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors

ROBERT J. OLIVIERI, Secretary

Dated: East Aurora, New York

            January 19, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 15, 2017:

This Proxy Statement and the 2016 Annual Report to Shareholders are available for review online at http://www.moog.com/investors.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD IN THE MARINA ROOM OF THE PORTOFINO HOTEL AND MARINA

260 PORTOFINO WAY, REDONDO BEACH, CALIFORNIA

ON FEBRUARY  15, 2017

GENERAL INFORMATION

This Proxy Statement is furnished to shareholders of record on December 20, 2016 by the Board of Directors of Moog Inc. (the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders on Wednesday, February 15, 2017, at 10:00 a.m. PST, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy will be mailed to shareholders on or about January 19, 2017.

If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions thereon. Unless otherwise specified, the proxy will be deemed to confer authority to vote the shares represented by the proxy in accordance with the recommendations of the Board of Directors.

Any proxy given pursuant to this solicitation may be revoked by the person giving it insofar as it has not been exercised. Any revocation may be made in person at the meeting, or by submitting a proxy bearing a date subsequent to that on the proxy to be revoked, or by written notification to the Secretary of the Company.

RECORD DATE AND OUTSTANDING SHARES

The Board of Directors has fixed the close of business on December 20, 2016 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On December 20, 2016, the Company had outstanding and entitled to vote, a total of 32,661,777 shares of Class A common stock (“Class A shares”) and 4,259,495 shares of Class B common stock (“Class B shares”).

VOTING RIGHTS AND INSTRUCTIONS

Holders of a majority of each of the Class A and Class B shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

Holders of Class A shares are entitled to elect at least 25% of the Board of Directors, rounded up to the nearest whole number, so long as the number of outstanding Class A shares is at least 10% of the number of outstanding shares of both classes of common stock. Currently, the holders of Class A shares are entitled, as a class, to elect three directors of the Company, and the holders of the Class B shares are entitled, as a class, to elect the remaining six directors. Other than on matters relating to the election of directors or as required by law, where the holders of Class A shares and Class B shares vote as separate classes, the record holder of each outstanding Class A share is entitled to a one-tenth vote per share, and the record holder of each outstanding Class B share is entitled to one vote per share on all matters to be brought before the meeting.

The Class A directors and the Class B directors will be elected by a plurality of the votes cast by the respective class. The Moog Inc. Employee Stock Purchase Plan, the ratification of the auditors and other matters submitted to the meeting that would not require a separate class vote by law may be adopted by a majority of the Class A and Class B shares voting together as a single class cast in favor or against the proposal, a quorum of holders of Class A shares and Class B shares being present.

Shares held in a brokerage account or by another nominee are considered held in “street name” by the shareholder. A broker or nominee holding shares for a shareholder in “street name” may not vote on matters relating to the election of directors or the approval of an employee stock purchase plan, unless the broker or nominee receives specific voting instructions from the shareholder. As a result, absent specific instructions, brokers or nominees may not vote a shareholder’s shares on Proposal 1, the election of directors, and on Proposal 2, the adoption of the Moog Inc. Employee Stock Purchase Plan. Such shares will be considered “broker non-votes” for such proposal. Broker non-votes in connection with the election of one or more nominees for director will not be counted and will have no effect. In accordance with New York law, abstentions and broker non-votes are not counted in determining the votes cast in favor or against Proposal 2, the adoption of the Moog Inc. Employee Stock Purchase Plan or Proposal 3, the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the 2017 fiscal year.

Therefore, it is particularly important for shareholders holding shares in “street name” to instruct their brokers as to how they wish to vote their shares.

CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP — OVER 5% OF CLASS

The only persons known by the Company to own beneficially more than five percent of the Class A shares or Class B shares as of December 20, 2016 are set forth below.

Name and Address of Beneficial Owner	Class A Common Stock		Class B Common Stock (1)
	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
FMR LLC (2)	4,238,662	13.0	—	—
245 Summer Street
Boston, MA 02210
BlackRock, Inc. (2)	3,579,226	11.0	—	—
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc. (2)	2,648,236	8.1	—	—
100 Vanguard Blvd.
Malvern, PA 19355
Moog Inc. Retirement Savings Plan (“RSP”) (3)	—	—	1,754,744	41.2
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052
Moog Inc. Employees’ Retirement Plan (“ERP”) (4)	64,507	0.2	1,001,034	23.5
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052
Moog Stock Employee Compensation Trust (“SECT”) (5)	425,148	1.3	474,360	11.1
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052

(1)	Class B shares are convertible into Class A shares on a share-for-share basis.

(2)

Holdings are derived from the most recent Schedule 13D or 13G filings and, to the extent applicable, are updated for aggregate positions reported by Bloomberg L.P. based upon the most recent Schedule 13F filings.

(3)

These shares are allocated to individual participants under the RSP and are voted by Great-West Trust Company, LLC, Greenwood Village, Colorado, the Trustee as of the record date, as directed by the participants to whom such shares are allocated. Any allocated shares as to which voting instructions are not received will be voted in accordance with instructions on the proxy card. As of December 20, 2016, a total of 53,508 of the allocated Class B shares were allocated to accounts of officers and are included in the shares reported in the table on the next page for “All directors and officers as a group.”

(4)	Shares held are voted by the Trustee, Manufacturers and Traders Trust Company, Buffalo, New York, as directed by the Moog Inc. Retirement Plan Committee.

(5)

The SECT acquires Class A shares and Class B shares that become available for subsequent use in the RSP or other Moog Inc. employee benefit plans. The Trust will terminate on the earlier of (a) the date the Trust no longer holds any assets or (b) a date specified in a written notice given by the Board of Directors to the Trustee. During fiscal 2016, the SECT purchased 425,148 Class A shares and 62,216 Class B shares from, and sold 437,678 Class B shares to, the RSP. The SECT also purchased 2,000 Class B shares from Moog family members. During fiscal 2016, the SECT sold 50,000 class B shares to the Moog Inc. Supplemental Retirement Plan Trust.

The Trustee of the SECT is G. Wayne Hawk. The Trustee’s powers and rights include, among others, the right to retain or sell SECT assets; borrow from the Company upon direction from an administrative committee and enter into related loan agreements; vote or give consent with respect to securities held by the SECT in the Trustee’s sole discretion; employ accountants and advisors as may be reasonably necessary; utilize a custodian to hold, but not manage or invest, assets held by the SECT; and consult with legal counsel.

SECURITY OWNERSHIP – DIRECTORS AND OFFICERS

The beneficial ownership of each incumbent and first-time nominee director, each named executive officer (“NEO”), and for “all directors and officers as a group” is provided in the following table. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the securities beneficially owned. Beneficial ownership includes securities which could be acquired pursuant to currently exercisable options or stock appreciation rights (“SARs”), or options or SARs that become exercisable within 60 days of December 20, 2016.

	Class A Common Stock				Class B Common Stock (1)
	Amount and Nature of Beneficial Ownership			Percent Of Class	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares	Shares Subject to Options/SARs Exercisable within 60 days (2)(3)	Total Shares		Shares	Shares Subject to Options/SARs Exercisable within 60 days (2)(3)	Total Shares	Percent Of Class
Directors
Richard A. Aubrecht (4)	59,366	29,858	89,224	*	98,355	38	98,393	2.3
Donald R. Fishback	37,472	47,214	84,686	*	106	38	144	*
William G. Gisel, Jr.	—	834	834	*	1,116	66	1,182	*
Peter J. Gundermann	—	2,740	2,740	*	1,116	66	1,182	*
Kraig H. Kayser (nominee)	23,066	4,989	28,055	*	1,116	66	1,182	*
R. Bradley Lawrence	—	—	—	*	2,116	66	2,182	*
Brian J. Lipke	4,421	4,989	9,410	*	1,116	66	1,182	*
Brenda L. Reichelderfer (nominee)	—	—	—	*	1,116	—	1,116	*
John R. Scannell (nominee)	38,204	55,290	93,494	*	1,541	57	1,598	*
Named Executives (5)
R. Eric Burghardt	625	2,290	2,915	*	441	38	479	*
Mark J. Trabert	—	1,804	1,804	*	541	38	579	*
Maureen M. Athoe	2,773	3,454	6,227	*	351	38	389	*
All directors and officers as a group (18 persons) (6)	221,313	262,258	483,571	1.5	118,984	785	119,769	2.8

*	Does not exceed one percent of class.

(1)	Class B shares are convertible into Class A shares on a share-for-share basis.

(2)

Shares related to SARs are calculated for net settlement based upon the market price on December 20, 2016 and, where applicable, mandatory federal and state tax withholdings for employees at an assumed rate of 35%.

(3)

Excludes performance-based restricted stock units (“PSUs”) held but not earned as NEOs may not direct the voting of their PSUs. The number and terms of PSUs awarded to each NEO are provided in greater detail in the Compensation Discussion and Analysis (“CD&A”) and 2016 Grants of Plan-Based Awards Table.

(4)	Nancy Aubrecht, Dr. Aubrecht’s spouse, is the beneficial owner of 23,205 Class A shares and 3,708 Class B shares which are not included in the numbers reported.

(5)	Messrs. Fishback and Scannell are also Named Executives. Beneficial ownership information for each appears under the heading “Directors” above.

(6)

“All directors and officers as a group” consists of the incumbent and first-time nominee directors, the NEOs and all other executive officers as of December 20, 2016. Balances do not include shares held by spouses, or as custodian or trustee for minors, as to which beneficial interest has been disclaimed. Certain officers and directors of the Company have entered into an agreement among themselves and with the RSP, the ERP and the Company, which provides that prior to selling Class B shares obtained through exercise of a non-statutory option, the non-selling officers and directors, the RSP, the ERP and the Company have an option to purchase the shares being sold.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, during fiscal 2016, the executive officers and directors of the Company timely filed with the Securities and Exchange Commission the required reports under Section 16(a) of the Securities Exchange Act of 1934 regarding their beneficial ownership of Company securities. As a practical matter, the Company assists its officers and directors by monitoring transactions and completing and filing Section 16 reports on their behalf.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors is comprised of two classes of directors, Class A directors and Class B directors, elected by holders of Class A shares and holders of Class B shares, respectively. Within each class of directors there exist three subclasses, such that each of the subclasses is nearly equal in number.

Three directors are to be elected at the meeting, of which one is to be a Class A director elected by the holders of the outstanding Class A shares, and of which two are to be Class B directors elected by the holders of the outstanding Class B shares. The three nominees will be elected to hold office until 2020, or until the election and qualification of their successors.

For each properly executed proxy, the persons named in the enclosed proxy will vote Class A shares for the election of the Class A nominee named in the following table, and Class B shares for the election of the Class B nominees named in the following table, unless the proxy directs otherwise or is revoked. In the event any of the nominees should be unable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not expected that any of the nominees will be unable to serve. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Company’s current Board of Directors and nominees for director share certain characteristics, experience and capabilities critical to effective board membership. Sound business judgment essential to intelligent and effective decision-making, experience at the policy-making level, relevant educational background, integrity, honesty and the ability to work collaboratively are some of the attributes possessed that qualify them to serve on the Board. The specific employment and leadership experiences, knowledge and capabilities of both the nominees for director and standing directors are further described in their biographies on the following pages.

Certain information regarding nominees for Class A and Class B directors, as well as those directors whose terms of office continue beyond the date of the 2017 Annual Meeting of Shareholders, is set forth in the following tables. All of the nominees have previously served as directors and have been elected as directors at prior annual meetings.

NOMINEES FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING

Name	Age	First Elected Director	Expiration of Proposed Term	Position
Nominees for Class B Director
Brenda L. Reichelderfer	58	2016	2020	Director
John R. Scannell	53	2012	2020	Chief Executive Officer, Chairman of the Board and Director
Nominees for Class A Director
Kraig H. Kayser	56	1998	2020	Director

The Board of Directors recommends a vote FOR the election of each of the Nominees listed above for Director.

Ms. Reichelderfer is Senior Vice President and Managing Director at TriVista, a global management consulting firm in the private equity sector that is headquartered in Orange County, California. Ms. Reichelderfer joined TriVista in 2008 and also serves as the company’s Global Head of Aerospace and Defense. Previously, she spent over 25 years in executive leadership positions at ITT Corporation. She received a B.S. in Electrical Engineering from Ohio Northern University and is a graduate of the executive leadership programs at the MIT Sloan School of Management and at the Fuqua School of Business at Duke University. The Company believes Ms. Reichelderfer’s extensive experience in general management, engineering and operations, along with her knowledge of the aerospace and industrial industries, make her highly qualified to serve as a director.

Mr. Scannell joined the Company in 1990 as an Engineering Manager of Moog Ireland and later moved to Germany to become Operations Manager of Moog GmbH. In 1999, he became the General Manager of Moog Ireland, and in 2003 moved to the Aircraft Group as the Boeing 787 Program Manager and was subsequently named Director of Contracts and Pricing and elected a Vice President of the Company in 2005. He was elected Chief Financial Officer in 2007, a position he held until December 2010, at which time he was elected President and Chief Operating Officer. In December 2011, Mr. Scannell was elected Chief Executive Officer and was named Chairman of the Board in January 2014. In addition to an M.B.A. from The Harvard Business School, Mr. Scannell holds B.S. and M.S. degrees in Electrical Engineering from University College Cork, Ireland. The Company believes Mr. Scannell’s range of management experience in engineering, operations management, contracts and finance, along with his in-depth knowledge of the Company’s markets, products and technologies, make him highly qualified to serve as a director.

Mr. Kayser is President and CEO of Seneca Foods Corporation headquartered in Marion, New York. Prior to assuming his current position in 1993, Mr. Kayser was Seneca Food’s Chief Financial Officer. He received a B.A. from Hamilton College and an M.B.A. from Cornell University. The Company believes Mr. Kayser’s financial and business expertise, including an in-depth understanding of the preparation and analysis of financial statements, and experience as President of a large publicly traded corporation, makes him highly qualified to serve as a director.

DIRECTORS WITH TERMS CONTINUING BEYOND ANNUAL MEETING

Name	Age	First Elected Director	Expiration of Term	Position
Class B Directors
Richard A. Aubrecht	72	1980	2018	Vice President, Strategy & Technology, Vice Chairman and Director
Donald R. Fishback	60	2015	2018	Vice President, Chief Financial Officer and Director
William G. Gisel, Jr.	64	2012	2018	Director
Peter J. Gundermann	54	2009	2019	Director
Class A Directors
R. Bradley Lawrence	69	2015	2019	Director
Brian J. Lipke	65	2003	2018	Director

Dr. Aubrecht began his career with the Company in 1969, working in various engineering capacities, going on to serve as Administrative Vice President and Secretary, Chairman of the Board, and in 1996 as Vice Chairman of the Board and Vice President of Strategy and Technology. Dr. Aubrecht studied at the Sibley School of Mechanical Engineering at Cornell University where he received his B.S., M.S. and Ph.D. degrees. The Company believes Dr. Aubrecht’s extensive technical, management and operating experience gained through his many years of service to the Company make him highly qualified to serve as a director.

Mr. Fishback joined the Company in 1981 after working as a Certified Public Accountant for Deloitte LLP. He became Corporate Controller in 1985 and in 2007 was named Vice President of Finance, a position he held until December 2010, at which time he was elected Chief Financial Officer. Mr. Fishback holds a B.A. in Business from Westminster College in Pennsylvania, an M.B.A. from University at Buffalo, The State University of New York and completed The Harvard Business School Advanced Management Program. The Company believes Mr. Fishback’s in-depth financial and managerial expertise and thorough understanding of the Company’s operations make him highly qualified to serve as a director.

Mr. Gisel is President and CEO of Rich Products Corporation, headquartered in Buffalo, New York. Mr. Gisel started his career at Bankers Trust Company in 1974, and after completing law school in 1978, he joined the law firm Phillips Lytle LLP. Mr. Gisel joined Rich Products in 1982, serving as the company’s first General Counsel. In 1988, Mr. Gisel was named Vice President of the International Division. In 1996, he assumed the position of President of Rich’s Food Group and Chief Operating Officer and, in 2006, he was appointed CEO. He earned a B.A. from Williams College, a Juris Doctorate from the Emory University School of Law and has an M.B.A. from the University of Rochester William E. Simon Graduate School of Business Administration. The Company believes Mr. Gisel’s experience as President and CEO of a large, multi-national company makes him highly qualified to serve as a director.

Mr. Gundermann is President and CEO of Astronics Corporation, a publicly traded aerospace and defense company headquartered in East Aurora, New York. Mr. Gundermann joined Astronics in 1988, has been a director since 2000 and has held his current position as President and CEO since 2003. He received a B.A. in Applied Mathematics and Economics from Brown University and an M.B.A. from Duke University. The Company believes Mr. Gundermann’s in-depth understanding of the aerospace and defense industry and his significant high level management experience as President and CEO of Astronics Corporation make him highly qualified to serve as a director.

Mr. Lawrence retired as President and CEO of Esterline Technologies Corporation in October 2013 and served as Executive Chairman of the Board through March 2014. Mr. Lawrence joined Esterline in 2002, was named President in July 2009, Chief Executive Officer in November 2009 and Chairman of the Board in March 2012. He received a B.S. in Business Administration from Pennsylvania State University and an M.B.A. from University of Pittsburgh. The Company believes Mr. Lawrence’s experience in the aerospace and defense industry as President, CEO and Chairman of the Board of a large public company makes him highly qualified to serve as a director.

Mr. Lipke retired as CEO of Gibraltar Industries, Inc., headquartered in Buffalo, New York, in December 2014 and served as Chairman of the Board through May 2015. Mr. Lipke started his career with Gibraltar in 1972, became President in 1987 and Chairman of the Board in 1993. Mr. Lipke attended the SUNY College of Technology at Alfred and the University of Akron. The Company believes Mr. Lipke’s extensive managerial experience at both the officer and director level, reflected by his tenure as Chairman of the Board and CEO of Gibraltar Industries, Inc., makes him highly qualified to serve as a director.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors and management are committed to effective corporate governance practices. Our Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews the Corporate Governance Guidelines and the Board committee charters in response to corporate governance developments, including regulatory changes, and recommendations by directors in connection with Board and committee evaluations.

Our Corporate Governance Guidelines and our Board committee charters are available on our website at www.moog.com by selecting Investors and then Corporate Governance. Shareholders may request a free printed copy of our Corporate Governance Guidelines from our Investor Relations department by contacting them by telephone at (716) 687-4225 or by e-mail to investorrelations@moog.com.

BUSINESS ETHICS CODE OF CONDUCT

We have a written code of business ethics and conduct which applies to all directors, officers and employees. Our Statement of Business Ethics is available on our website at www.moog.com by selecting Investors and then Corporate Governance. Shareholders may request a free printed copy of our Statement of Business Ethics from our Investor Relations department by contacting them by telephone at (716) 687-4225 or by e-mail to investorrelations@moog.com.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors has provided a process by which shareholders or other interested parties can communicate with the Board of Directors or with the non-management directors as a group. All such questions or inquiries should be directed to the Secretary of the Company, Robert J. Olivieri, c/o Hodgson Russ LLP, The Guaranty Building, 140 Pearl Street, Suite 100, Buffalo, New York 14202. Mr. Olivieri will review and communicate pertinent inquiries to the Board or, if requested, the non-management directors as a group.

LEADERSHIP STRUCTURE

John R. Scannell was named Chief Executive Officer in December 2011 and Chairman of the Board in January 2014. The Board has determined that at this time it is in the best interest of the Company and its shareholders for one person to serve as Chairman of the Board and Chief Executive Officer. The Company believes this is the appropriate leadership structure because Mr. Scannell is able to employ the experience and perspective gained over the past 26 years in his various roles of increasing responsibility at the Company to guide the Board effectively and efficiently in managing the property, affairs and business of the Company. While the Board believes this is the most appropriate structure at this time, it recognizes that there may be circumstances in the future that would lead to separate individuals serving in each capacity.

BOARD ROLE IN RISK OVERSIGHT

The Board is responsible for consideration and oversight of the risks facing the Company, managing this both directly and through standing committees of the Board. The Board is kept informed by various reports provided to it on a regular basis, including reports made by management at the Board and committee meetings. The Audit Committee performs a central oversight role with respect to financial and compliance risks and regularly reviews these risks with the full Board. The Executive Compensation Committee reviews and discusses with management the impact of the Company’s compensation policies and practices on risk taking within the Company. The committee roles are discussed in more detail later in this Proxy Statement.

DIRECTOR INDEPENDENCE

Under the independence standards set forth at 303A.02(b) of the New York Stock Exchange Listed Company Manual, the Board of Directors has affirmatively determined that the non-management directors consisting of Messrs. William G. Gisel, Peter J. Gundermann, Kraig H. Kayser, R. Bradley Lawrence, Brian J. Lipke, and Ms. Brenda L. Reichelderfer are independent. Under these standards, the Board has also determined that all standing Board committees, other than the Executive Committee, are composed entirely of independent directors.

EXECUTIVE SESSIONS

The Company’s corporate governance guidelines provide that the non-management directors meet without management at regularly scheduled executive sessions. Generally, these sessions take place prior to, or following, regularly scheduled Board meetings. Each executive session is chaired by an independent director. The Audit Committee meets with the Company’s independent auditors in regularly scheduled executive sessions, with the Audit Committee chairperson presiding over such sessions.

BOARD OF DIRECTORS COMMITTEE MEETINGS AND MEMBERS

During fiscal 2016, the Board of Directors held four meetings. The following were the standing committees of the Board of Directors for fiscal 2016 and the number of meetings each committee held during fiscal 2016:

Director	Audit Committee	Executive Committee	Executive Compensation Committee	Nominating and Governance Committee
Richard A. Aubrecht	—	M	—	—
Donald R. Fishback	—	M	—	—
William G. Gisel, Jr.	M	—	C	M
Peter J. Gundermann	M	—	M	M
Kraig H. Kayser	C	—	—	M
R. Bradley Lawrence	M	—	M	—
Brian J. Lipke	—	—	M	C
Brenda L. Reichelderfer	—	—	—	—
John R. Scannell	—	M	—	—
Number of Meetings Held	5	0	2	2

C = Chair / M = Member

In addition to these formal meetings, the Board and its standing committees may also act by unanimous written consent when appropriate. For various reasons, Board members may not be able to attend a Board meeting in person or by teleconference. All Board members are provided information related to each of the agenda items before each meeting, and, therefore, can provide counsel outside the confines of regularly scheduled meetings.

It is the Company’s policy that, to the extent reasonably practicable, Board members are expected to attend shareholder meetings. All of the directors attended the 2016 Annual Meeting of Shareholders.

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee is composed solely of independent directors, and participates in the search for qualified directors. The criteria for selecting nominees for election as directors of the Company shall include experience in the operation of large public or private organizations, as well as accomplishments, education, capabilities, high personal and professional integrity and the willingness to represent the interests of all shareholders and not of any special interest group. From time to time, the Nominating and Governance Committee will engage a professional search firm, to which it pays a fee, to assist in identifying and evaluating potential nominees. After conducting an initial evaluation of a candidate, the Nominating and Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director and will also ask the candidate to meet with other directors and management. If the Nominating and Governance Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board that candidate’s nomination for election.

The Nominating and Governance Committee does not have a formal written policy with regard to considering diversity in identifying nominees for director, but, when considering director candidates, it seeks individuals with backgrounds and capabilities that, when combined with those of the Company’s other directors, bring a broad range of complementary skills, expertise, industry and regulatory knowledge, and diversity of perspectives to build a capable, responsive and effective Board. Diversity considerations for a director nominee may vary at any time according to the particular area of expertise being sought to complement the existing Board composition.

A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed background of the candidate’s qualifications to the Secretary of the Company in accordance with the procedures outlined in the Company’s by-laws. In making a nomination, shareholders should take into consideration the criteria set forth above and in the Company’s Corporate Governance Guidelines. The Board of Directors has adopted a written charter for the Nominating and Governance Committee. A copy of the charter is available on the Company’s website.

The Nominating and Governance Committee met twice in fiscal 2016 and on November 14, 2016, met and nominated Messrs. Kayser and Scannell and Ms. Reichelderfer for election at the 2017 Annual Meeting of Shareholders.

AUDIT COMMITTEE

The Audit Committee is responsible for assisting the Board of Directors in monitoring the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and the independent auditor. The Audit Committee has the sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee. The Audit Committee reviews and discusses with management and the independent auditor the annual audited and quarterly financial statements, the disclosures in the Company’s annual and quarterly reports under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” critical accounting policies and practices used by the Company, the Company’s internal control over financial reporting, and the Company’s major financial risk exposures. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website.

All of the Audit Committee members meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Board has determined all Audit Committee members are Audit Committee financial experts under the rules of the Securities and Exchange Commission. The Audit Committee held five meetings in fiscal 2016, in person and by telephone conference. On a regular basis, the Audit Committee met with the Company’s internal auditors and met separately with the independent auditors and management.

EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee is responsible for discharging the Board of Directors’ duties relating to executive compensation, including making all decisions regarding compensation of the executive officers and is responsible for administering the Company’s executive compensation program. The Executive Compensation Committee reviews both short-term and long-term corporate goals and objectives with respect to compensation of the CEO and the other executive officers. The Executive Compensation Committee also reviews and discusses with management the impact of Moog’s compensation policies and practices on risk-taking within the Company. The Executive Compensation Committee evaluates, at least once a year, the performance of the CEO and other executive officers in light of these goals and objectives and, based on these evaluations, approves the compensation of the CEO and the other executive officers. The Executive Compensation Committee also reviews and recommends to the Board incentive compensation plans that are subject to the Board’s approval.

The Executive Compensation Committee is responsible for approving stock incentive awards to executive officers and key employees. The Executive Compensation Committee reviews management recommendations regarding awards to both executive officers and key employees, evaluating such potential awards in relation to overall compensation levels. The Executive Compensation Committee also reviews such awards with consideration for the potential dilution to shareholders, and limits stock awards such that the potential dilutive effect is within normally accepted practice. With regard to option and SAR grants to directors, such grants are approved by the full Board of Directors. The Executive Compensation Committee held two meetings in fiscal 2016.

All of the Executive Compensation Committee members meet the independence requirements of the New York Stock Exchange. The Board of Directors has adopted a written charter for the Executive Compensation Committee. A copy of the charter is available on the Company’s website.

During fiscal 2016, the Executive Compensation Committee utilized data provided in a report prepared by Korn Ferry-Hay Group (“KFHG”), an independent professional compensation consulting firm, to assist and guide the Executive Compensation Committee. The KFHG data was used to compare Moog’s executive compensation program with current industry trends, and to benchmark individual officer compensation levels against our peer group and KFHG’s wider executive database. This report was also used to establish the compensation level of our CEO. Our CEO makes recommendations to the Executive Compensation Committee regarding the compensation levels of other executive officers.

Moog used KFHG for compensation consultation services, which are provided independently of the services to the Executive Compensation Committee. The amount of fees for these additional services performed by KFHG was approximately $60,000 for fiscal 2016. The Executive Compensation Committee has assessed the independence of KFHG pursuant to New York Stock Exchange rules and concluded that no conflict of interest exists that would prevent KFHG from independently providing services to the Executive Compensation Committee.

Additional information regarding the Executive Compensation Committee’s processes and procedures for establishing and overseeing executive compensation is disclosed in the “Compensation Discussion and Analysis” section.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Executive Compensation Committee was an officer or employee of Moog during the last fiscal year, was formerly an officer of Moog, or has any relationships with Moog requiring disclosure under any paragraph of Item 404 of Regulation S-K. Since the beginning of the last fiscal year, no executive officer of Moog has served on the compensation committee of any company that employs a director of Moog.

RELATED PARTY TRANSACTIONS

We use a combination of Company policies and established review procedures, including adherence to New York Stock Exchange Listing standards, to ensure related party transactions are reviewed, approved and ratified, as appropriate. We do not maintain these policies and procedures under a single written policy.

The Nominating and Governance Committee is responsible for developing, recommending and reviewing annually the Board of Directors Corporate Governance Guidelines to comply with state and federal laws and regulations, and with New York Stock Exchange Listing Standards. The Board of Directors is further required to meet the independence standards set forth in the New York Stock Exchange Listed Company Manual. The Audit Committee is responsible for the review, approval or ratification of any related party transactions as noted in the “Compliance Oversight Responsibilities” section of the Charter of the Audit Committee of the Board of Directors. Our Statement of Business Ethics, which applies to all directors, executive officers and employees, provides guidance on matters such as conflicts of interest and procurement integrity, among others.

We require that each director and executive officer complete a questionnaire annually. The questionnaire requires positive written affirmation regarding related party transactions that may constitute a conflict of interest, including: any transaction or proposed transaction in excess of $120,000 involving the director or executive officer or an immediate family member and the Company, a subsidiary or any pension or retirement savings plan; any indebtedness to the Company; dealings with competitors, suppliers or customers; any interest in real or personal property in which the corporation also has an interest; and the potential sale of any real or personal property or business venture or opportunity that will be presented to the Company for consideration. We review each questionnaire to identify any transactions or relationships that may constitute a conflict of interest, require disclosure, or affect an independence determination.

Any such transactions with the directors, executive officers, their immediate family members or any 5% shareholder are reviewed by the Audit Committee, and, when necessary, the full Board of Directors. These reviews are intended to ensure any such transactions are conducted on terms as fair as if they were on an arm’s length basis and do not conflict with the director’s or executive officer’s responsibilities to the Company. If the Audit Committee or Board of Directors were to determine that a transaction is not on terms as fair as if it were on an arm’s length basis, the transaction would be modified such that the transaction were as fair as if it were on an arm’s length basis. The Audit Committee and Board of Directors place significant reliance on their collective business judgment, experience and expertise in their review and deliberations.

For situations in which it is either clear that a conflict of interest exists or there is a potential conflict of interest, the related director or executive officer is obligated to recuse himself from any discussion on the business arrangement. That director or executive officer does not participate in approving or not approving the related transaction. The remaining members of the Board of Directors make those determinations.

There were no transactions required to be reported under Item 404(a) of Regulation S-K that were not required to be reviewed or where the Company’s policies and procedures for review were not followed in fiscal 2016.

OTHER DIRECTORSHIPS

Current directors and director nominees of the Company are presently serving or have served at any time during the past five years on the following boards of directors of other publicly traded companies:

Director	Company
William G. Gisel, Jr.	KeyCorp, Mod-Pac Corporation (1)
Peter J. Gundermann	Astronics Corporation
Kraig H. Kayser	Seneca Foods Corporation
R. Bradley Lawrence	Esterline Technologies Corporation (2)
Brian J. Lipke	Gibraltar Industries, Inc. (3)
Brenda L. Reichelderfer	Federal Signal Corporation, Meggitt PLC
John R. Scannell	Albany International

(1)	Mod-Pac Corporation completed a going-private transaction on September 30, 2013.

(2)	As of March 2014, Mr. Lawrence no longer serves as a director of Esterline Technologies Corporation as he retired at the conclusion of the 2014 annual meeting.

(3)	As of June 2015, Mr. Lipke no longer serves as a director of Gibraltar Industries, Inc. as he retired from the board in his capacity as Executive Chairman.

WEBSITE ACCESS TO INFORMATION

The Company’s internet address is www.moog.com. The Company has posted to the investor information portion of its website its Corporate Governance Guidelines, Board committee charters (including the charters of its Audit, Executive Compensation and Nominating and Governance Committees) and Statement of Business Ethics. This information is available in print to any shareholder upon request. All requests for these documents should be made to the Company’s Investor Relations department by calling (716) 687-4225 or by email to investorrelations@moog.com.

COMPENSATION OF DIRECTORS

Effective January 1, 2016, the board increased the cash amount paid to non-employee directors from $10,000 to $20,000 per quarter. Non-employee directors are also reimbursed for expenses incurred in attending Board and Committee meetings. The aggregate cash remuneration for attending Board and committee meetings for all non-management directors, excluding reimbursement of out-of-pocket expenses, was $430,000 for fiscal 2016.

During fiscal 2016, awards were granted under the 2014 Moog Inc. Long Term Incentive Plan (the “2014 LTI Plan”), which provides that awards in a certain number of underlying Class A shares or Class B shares may be granted to non-employee directors. Messrs. Gisel, Gundermann, Kayser, Lawrence, Lipke, and Maskrey each were granted 2,500 SARs to be settled in Class B shares at an exercise price per share equal to the fair market value of a Class B share on the date of grant.

— 2016 DIRECTOR COMPENSATION —

Name	Fees Earned or Paid in Cash	SAR Awards (1)	All Other Compensation	Total
William G. Gisel, Jr.	$70,000	$51,767	—	$121,767
Peter J. Gundermann	$70,000	$51,767	—	$121,767
Kraig H. Kayser	$70,000	$51,767	—	$121,767
R. Bradley Lawrence	$70,000	$51,767	—	$121,767
Brian J. Lipke	$70,000	$51,767	—	$121,767
Robert H. Maskrey (retired)	$20,000	$51,767	—	$71,767
Brenda L. Reichelderfer	$60,000	—	—	$60,000

(1)

This column shows the aggregate grant date fair value of SAR awards computed in accordance with ASC 718 granted in fiscal 2016. The amounts do not reflect the actual amounts that may be realized by directors. A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in Moog’s Annual Report on Form 10-K for fiscal 2016.

The following table shows the number of SARs relating to Class B shares granted to each non-employee director during fiscal 2016.

Name	Grant Date	Number of Shares Under SAR Award	Exercise Price of SAR Awards
William G. Gisel, Jr.	11/17/2015	2,500	$65.90
Peter J. Gundermann	11/17/2015	2,500	$65.90
Kraig H. Kayser	11/17/2015	2,500	$65.90
R. Bradley Lawrence	11/17/2015	2,500	$65.90
Brian J. Lipke	11/17/2015	2,500	$65.90
Robert H. Maskrey (retired)	11/17/2015	2,500	$65.90
Brenda L. Reichelderfer	—	—	—

The aggregate number of SARs and options on Class A and Class B shares held by each non-employee director as of October 1, 2016 was as follows:

Name	SARs on Moog Class B Shares	SARs on Moog Class A Shares	Options on Moog Class A Shares
William G. Gisel, Jr.	2,500	5,500	—
Peter J. Gundermann	2,500	9,625	—
Kraig H. Kayser	2,500	11,125	3,076
R. Bradley Lawrence	2,500	—	—
Brian J. Lipke	2,500	11,125	3,076
Robert H. Maskrey (retired)	2,500	11,125	3,076
Brenda L. Reichelderfer	—	—	—

EXPENSE REIMBURSEMENT

Non-employee directors are reimbursed for travel and other out-of-pocket expenses in the performance of their duties.

INDEMNIFICATION AGREEMENTS

Moog has indemnification agreements with our directors. These agreements provide that directors are covered under our directors and officers liability insurance, which indemnifies directors to the extent permitted by law and allows for the advance of funds to directors to cover expenses subject to reimbursement if it is later determined indemnification is not permitted.

DEFERRED COMPENSATION PLAN

This plan allows non-employee directors to defer all or part of the director’s cash fees. Directors deferring cash fees must notify the Company of any changes to the elections to defer fees for a calendar year by the end of the preceding calendar year, with new directors having 30 days to make such an election. Directors deferring cash fees accrue interest monthly at the average of the six month Treasury bill rate. During fiscal 2016, three directors participated in this plan. The table below shows the amounts deferred for fiscal 2016.

Name	2016 Fees Percent Deferred	Payment of Deferred Fees from Prior Years
William G. Gisel, Jr.	100%	$ —
Peter J. Gundermann	0%	$ —
Kraig H. Kayser	100%	$ —
R. Bradley Lawrence	0%	$ —
Brian J. Lipke	14%	$ —
Robert H. Maskrey (retired)	0%	$ —
Brenda L. Reichelderfer	0%	$ —

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This CD&A provides detailed information about the compensation arrangements for the Company’s NEOs:

•	John R. Scannell — Chief Executive Officer and Chairman of the Board

•	Donald R. Fishback — Vice President and Chief Financial Officer

•	R. Eric Burghardt — Vice President and Co-President of Aircraft Group

•	Mark J. Trabert — Vice President and Co-President of Aircraft Group

•	Maureen M. Athoe — Vice President and President, Space & Defense Group

This CD&A includes the Executive Compensation Committee’s compensation philosophy, the objectives of our compensation program and a discussion of each element of compensation paid to the NEOs for our most recent fiscal year.

EXECUTIVE SUMMARY

The objective of the Company’s executive compensation program is to provide a compensation package that will attract, retain, motivate and reward superior executives who must operate in a highly competitive and technologically challenging environment.

2016 Performance

Fiscal 2016 was another year of technical achievements for the Company and its products in many different applications despite being a tough year in several of its markets, particularly energy, industrial and defense. As in previous years, we responded with restructuring and portfolio pruning. Fiscal 2016 was also a year of heavy R&D spend as we continue to invest for the long-term future of the Company. During the fiscal year, the Company won several new military aircraft development contracts, acquired controlling interest in an additive manufacturing company and completed a strategic review of our Medical Devices segment resulting in its integration into our Components group, all of which positioned us well for long-term growth.

Fiscal 2016 sales of $2.41 billion were down 4% year over year, with weaker foreign currencies accounting for almost a quarter of the sales decline. Sales were down in Aircraft, Space and Defense, Components, and Industrial. Full year company-wide operating margins were 9.9%. Operating margins exclusive of restructuring were up in Aircraft, Space and Defense, and Industrial. Operating profit was down in Components, as they struggled with challenges across all markets. Net earnings were down 4% while diluted earnings per share of $3.47 were up 4% on lower share count. Free cash flow, as defined as net cash provided by operating activity less investment in property, plant and equipment for the year was $149 million, and was 120% of net earnings.

2016 Executive Compensation Assessment

The Executive Compensation Committee uses data provided by Korn Ferry-Hay Group (KFHG), a compensation consultant, to establish competitive salaries for each of the NEOs. Information regarding the compensation consultant and this analysis are provided in greater detail throughout the CD&A.

In our total direct compensation programs (detailed on pages 21 to 22), each of the three major elements, base salary, Short Term Incentive (“STI”), and Long Term Incentive (“LTI”), are considered independently. However, the Executive Compensation Committee also considers how our total compensation compares with the total compensation of comparable executives in peer organizations.

In summary, the key aspects of the Company’s compensation for the NEOs are as follows:

•	Total Direct Compensation for all NEOs between 31% and 77% of peer group medians, with an average of 59%;

•	Base salaries between 85% and 107% of the peer-group medians, with an average of 97%;

COMPENSATION DISCUSSION AND ANALYSIS (continued)

•	Base salary increases tied to market benchmarks, time in position and individual job performance;

•	STI paid according to increase in earnings per share (“EPS”) and free cash flow (“FCF”) conversion;

•	Value of Long-Term Incentives (SAR and PSU awards) between 18% and 67% of peer group median LTIs, with an average of 47%;

•	SAR and PSU awards link NEO compensation to long-term shareholder interests;

•	Shares related to outstanding unexercised stock options and SARs are approximately 1.0% of total outstanding shares;

•	Shares related to outstanding PSU awards are approximately 0.1% of total outstanding shares;

•	Company policy prevents re-pricing option grants and SAR awards;

•	Change in control agreements are double triggered.

The Role of Shareholder Say-On-Pay Votes

The Company provides its shareholders with the opportunity to cast an advisory vote every three years on its executive compensation program (referred to as a “say-on-pay proposal”). At the Company’s Annual Meeting of Shareholders held on January 7, 2015, approximately 99% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Executive Compensation Committee believes this result affirms shareholders’ support of the Company’s approach to executive compensation, and therefore maintained this approach in fiscal 2016. The Executive Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs.

Changes to Executive Compensation Design

The Executive Compensation Committee agreed with senior management to implement changes to the Company’s STI and LTI plans in this fiscal year.

Prior to fiscal 2016, annual cash bonuses, or STI, were based on the annual percentage growth in EPS. Beginning with the award for fiscal 2016, STI now includes an additional performance metric in the form of FCF conversion (FCF divided by net earnings). Targets are independent of each other and the payment ultimately depends on performance against these two criteria. In fiscal 2016, EPS affected 45% of the award, while FCF affected 55% of the award. The Company believes that this improves alignment between the annual bonuses paid and Company performance.

Changes have also been made to the structure of our LTI program. In fiscal 2016, new performance-based restricted stock unit awards (PSUs) were granted in conjunction with SARs under the 2014 LTI Plan. The PSUs vest conditionally based on a three-year performance period, using total sales and operating margin targets.

The Company believes that these changes improve alignment between both short and long term incentives and Company performance. The metrics selected for linkage to these plans were chosen because of their profile within the Company as key performance indicators.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The main objective of the Company’s executive compensation program is to provide a compensation package that will attract, retain, motivate and reward superior executives who must operate in a highly competitive and technologically challenging environment.

Moog seeks to do this by linking annual changes in executive compensation to overall Company performance, as well as each individual’s contribution to the results achieved. The emphasis on overall Company performance is intended to align the executives’ financial interests with the interest of shareholders.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Moog also seeks fairness in total compensation with reference to external comparisons, internal comparisons and the relationship between management and non-management remuneration.

The Company’s executive compensation program aims to take a balanced approach. On the one hand, we recognize that near-term shareholder value can be created by the achievement of near-term results. To reward near-term success, annual salary increases are linked to market rates and individual job performance, and the STI reflects annual increases in EPS and FCF conversion. On the other hand, the Company’s business, particularly in aerospace and defense, requires that executives make decisions and commitments where benefits, in financial terms, take years to develop. The Company’s LTI program is intended to reward long-term success and to align executives’ financial interests with those of long-term shareholders.

ROLES AND GOVERNANCE

The Executive Compensation Committee

The Executive Compensation Committee of the Board is composed solely of independent, non-employee directors. The Executive Compensation Committee meets to determine CEO compensation, and has final approval on all elements of officer compensation. Any changes in benefit plans which affect executive officers are presented to the Executive Compensation Committee for review and approval, prior to presentation to the entire Board.

For fiscal 2016, this committee comprised the following members:

•	Chair — William G. Gisel, Jr.

•	Peter J. Gundermann

•	R. Bradley Lawrence

•	Brian J. Lipke

Independent Consultant

The Executive Compensation Committee selects and retains the services of KFHG, a compensation consultant, to provide professional advice on the Company’s executive officer compensation. KFHG is retained directly by the Executive Compensation Committee and works directly with the Executive Compensation Committee’s chairman. KFHG advises on the design of compensation arrangements and provides an independent market assessment of peer companies, using KFHG’s Job Evaluation methodology and general industry compensation and practices.

The compensation consultant works with management to collect information, to solicit management’s input and to understand Moog’s plans, goals and actual performance. The consulting relationship is reviewed by the Executive Compensation Committee annually to determine its satisfaction with the services and advice provided by the compensation consultant.

See “Executive Compensation Committee” on page 14 for more information about the services provided by KFHG and its independence.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

MARKET ASSESSMENT

The Basis of Comparison

As part of their review process, KFHG makes comparisons of the Company’s compensation program to two groups of companies. The first comparison is with KFHG’s proprietary Industrial Executive Compensation Report. The second comparison is a group of seventeen companies whose businesses are similar to Moog’s and whose revenues are reasonably comparable. KFHG reviews this peer group each year and recommends changes where appropriate. No changes to the peer group were proposed in fiscal 2016.

AAR CORP.	Orbital ATK, Inc.
Actuant Corporation	Regal-Beloit Corporation
B/E Aerospace, Inc.	Rockwell Collins, Inc.
Crane Co.	Spirit AeroSystems, Inc.
Cubic Corporation	Teledyne Technologies, Inc.
Curtiss-Wright Corporation	Transdigm Group Incorporated
Esterline Technologies Corporation	Triumph Group, Inc.
Hexcel Corporation	Woodward, Inc.
Kaman Corporation

DIRECT COMPENSATION COMPONENTS OF THE EXECUTIVE COMPENSATION PROGRAM

Base Salary

Both the Executive Compensation Committee and the Company use KFHG’s Job Evaluation methodology for professional roles, including its NEOs. The KFHG’s Job Evaluation methodology is an analytical, factor-based scheme that measures the relative importance of jobs by assigning them points within an organization. Each NEO has an evaluation score that is used to benchmark compensation. KFHG provides annual peer-company salary data, as well as data from their wider executive compensation survey. This information provides the basis for determining a competitive base salary for each position. NEOs’ base salaries are reviewed annually, and adjustments are based on a comparison with market benchmarks, time in position and individual job performance.

Short Term Incentive (STI)

The Company’s senior leadership, both managerial and technical, numbers approximately 385 persons. This entire group, including the NEOs, participates in a STI in which a cash bonus payout each year is a function of the year-over-year percentage growth in the Company’s earnings per share, and free cash flow conversion. A simple formula is used to determine the cash bonus amount which is dependent upon EPS growth and FCF conversion. Any payout depends entirely on these two elements. The two elements operate independently of each other and there are no individual performance incentives in the formula. In fiscal 2016, EPS affected 45% of the award, while FCF affected 55% of the award.

The Company uses these two metrics to underscore the importance of collaboration at all levels of leadership. The Company supplies products to a diverse array of customers in a variety of global markets. The common thread is that the technology used in our high-performance precision control and fluid flow systems, and our other key technical resources, are transferrable from one segment to another in response to fluctuating customer demands. Having our senior leadership focus on “what’s good for the Company” has been an important factor in the Company’s consistent performance. See page 25 for a detailed explanation of the STI calculation method.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Long Term Incentive (LTI)

Moog Inc. 2014 Long Term Incentive Plan

In January 2015, the 2014 LTI Plan was approved by shareholders, providing for the grant of awards covering 2,000,000 Class A or Class B shares of stock. While we believe our prior long-term incentive arrangements have been effective, the 2014 LTI Plan was implemented to provide a more flexible framework that permits the development and implementation of a variety of stock-based incentives which enable the Company to base awards on key performance metrics as well as to further align our LTI compensation with our peers and shareholder interests.

The first awards were granted under this plan in fiscal 2016, utilizing a mix of SARs granted in Class A and B shares along with PSUs, also granted in Class A and B shares. The LTI awards made in fiscal 2016 continued to utilize SARs to provide continuity with prior grants, aligning awards to share price increases over the medium to long term. PSUs were awarded to introduce an equity compensation element that is linked to key performance indicators. The number of PSUs that will vest will depend on growth and profitability performance, which will be measured at the end of a three-year performance period.

The number of annual SARs and PSUs awarded was determined in collaboration with KFHG utilizing peer company survey data. Individual performance is not used to determine the number of SAR or PSU awards.

Moog Inc. 2008 Stock Appreciation Rights Plan (“2008 SAR Plan”)

The 2008 SAR Plan terminated on January 7, 2015, following shareholder approval of the 2014 LTI Plan. The 2008 SAR Plan covers outstanding SARs, which confer a benefit based on appreciation in value of Class A shares, and are settled in the form of Class A shares.

The purpose of the 2008 SAR Plan was to promote the long-term success of the Company and to create shareholder value by (a) encouraging non-employee directors, officers and key executives performing service for the Company to focus on critical long-range objectives, (b) encouraging the attraction and retention of eligible participants with exceptional qualifications, and (c) linking participants directly to shareholder interests through ownership of the Company. Individual performance was not used to determine the number of SARs awarded under this plan.

2003 Stock Option Plan

While the Company currently does not issue stock option awards, such awards were a consistent element of executive compensation until 2008. The 2003 Stock Option Plan, which terminated in November 2012, covers outstanding stock options for Class A shares in the form of both incentive stock options (ISOs) and non-qualified stock options (NQSOs). Stock options issued to executive officers and directors could not be exercised until at least one year after the option grant. Each executive officer option grant contained a vesting schedule, with the vesting schedule constructed to maintain the treatment of the options as ISOs. However, in certain cases options granted to executive officers will be treated as NQSOs due to IRS limitations. NQSOs issued to non-employee directors do not have a vesting schedule and could be exercised beginning one year after the option grant.

Stock options awarded for Class A shares under these plans did not consider individual performance. It is Company policy not to re-price option grants. In the interest of maintaining alignment between management and shareholder’s interests, the 2003 Stock Option Plan imposes a three-year holding period on option shares unless shares of Company stock are used in payment of the option exercise price.

OTHER BENEFITS AND PERQUISITES

Retirement Programs

The Company believes that a retirement plan is a key element in attracting and retaining employees at all levels of the organization. The Company has provided a defined benefit retirement plan in the past, but U.S. employees hired after January 1, 2008 are now covered under a defined contribution plan. The Company maintains benefits to

COMPENSATION DISCUSSION AND ANALYSIS (continued)

participants under both the defined benefit plan and defined contribution plan. A new supplemental plan was introduced in the last year, replacing the previous plan for new officer appointments. Each NEO participates in the U.S. defined benefit retirement plan and all participate in either a defined benefit or defined contribution supplemental plan. The defined benefit retirement plan and the supplemental plans are described in more detail along with officers’ other pension benefits on pages 36 to 37. The value of pension benefits for each NEO can be found in the table on page 38.

Medical Coverage

The NEOs participate in the same health insurance programs available to all employees. In addition, our executive officers have coverage under an enhanced medical insurance policy that generally covers all unpaid healthcare expenses deductible under IRS guidelines. This supplemental coverage plan was established in accordance with industry practice for senior executives. We believe that conforming in this way to industry standards aids in executive retention.

Vacation, Disability and Group Life Insurance

NEOs participate in the same vacation, disability and life insurance programs as all other Moog employees. Life insurance coverage for employees is based upon a multiple of salary, with the multiple for the NEOs generally being two times annual salary.

Termination Benefits

NEOs and other members of executive management are provided termination benefit agreements that are triggered under certain circumstances, including upon a termination of employment in connection with a change in control. Under these agreements, executive officers receive salary continuance for up to three years based upon length of service; STI on a prorated basis in the year of termination; and medical coverage, life and disability benefits and club dues for one year. These agreements are designed to retain executives and provide continuity of management in the event of a change in control. The Company believes that these severance and change in control benefits are required to attract and retain executive talent in a marketplace where such benefits are commonly offered. Further information can be found under the heading “Potential Payments Upon Termination or Change in Control” section on pages 39 to 42.

Other Benefits

The Company reimburses fees for membership in certain private clubs so that the Company’s executives have these facilities available for entertaining customers, conducting Company business and fulfilling community responsibilities.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

COMPETITIVE ANALYSIS OF TOTAL DIRECT COMPENSATION

The following tables compare the compensation elements for the Company’s NEOs in fiscal 2016 to those of executives in comparable positions in the peer group identified by KFHG. Total Direct Compensation, as reported here, includes salary paid, STI paid, and the grant date fair market value of SARs and PSUs awarded, represented in thousands of dollars.

	Base Salary			Non-Equity Incentive Compensation (STI)			Long-Term Incentives
Name & Principal Position	Moog	Peer Group Median	Ratio	Moog	Peer Group Median	Ratio	Moog	Peer Group Median	Ratio
John R. Scannell	$831	$900	92%	$142	$866	16%	$550	$3,054	18%
Chief Executive Officer
Chairman of the Board
Donald R. Fishback	$516	$482	107%	$88	$309	28%	$366	$869	42%
Vice President
Chief Financial Officer
R. Eric Burghardt	$400	$468	85%	$68	$352	19%	$366	$748	49%
Vice President
Co-President, Aircraft Group
Mark J. Trabert	$400	$421	95%	$68	$210	33%	$366	$611	60%
Vice President,
Co-President, Aircraft Group
Maureen M. Athoe	$400	$386	104%	$68	$202	34%	$366	$550	67%
Vice President
President, Space & Defense Group

Name & Principal Position	Total Direct Compensation
	Moog	Peer Group Median	Ratio
John R. Scannell	$1,522	$4,934	31%
Chief Executive Officer
Chairman of the Board
Donald R. Fishback	$970	$1,548	63%
Vice President
Chief Financial Officer
R. Eric Burghardt	$835	$1,543	54%
Vice President
Co-President, Aircraft Group
Mark J. Trabert	$835	$1,224	68%
Vice President,
Co-President, Aircraft Group
Maureen M. Athoe	$835	$1,085	77%
Vice President
President, Space & Defense Group

COMPENSATION DISCUSSION AND ANALYSIS (continued)

THE PROCESS USED TO DETERMINE COMPENSATION

Base Salary

The process for setting annual base salaries is one wherein the CEO makes recommendations for merit-based salary increases and, occasionally, base salary adjustments needed to position an executive officer appropriately against market benchmarks. The Executive Compensation Committee approves or adjusts those recommendations for a final determination. As part of this process, the CEO prepares a performance appraisal for each executive officer, including himself, which is reviewed in detail by the Executive Compensation Committee. These performance appraisals take into consideration:

•	the outcomes achieved by the business unit or functional area for which the officer is responsible;

•	the conduct and contribution of the officer and the organization he manages in achieving overall Company results; and

•	the officer’s achievements in developing organizational strength for the future.

In developing his recommendations for base salary increases and adjustments for the calendar year for the NEOs in 2016, the CEO was guided by the pay freeze that was applied across the majority of Moog sites worldwide. Accordingly no pay increases were awarded to Officers.

The Executive Compensation Committee is mindful of the IRS limitation on deductibility of compensation over $1 million. No executive officer’s compensation for fiscal 2016 exceeded the IRS limitation.

Short Term Incentive (STI)

Annual cash bonuses paid to senior executives are developed in accordance with a STI plan introduced in fiscal 2016 in which there are approximately 385 participants. For this group, cash bonuses are paid based on growth in EPS and FCF. The bonus amount payable to each participant is determined by multiplying the participant’s base salary by the sum of the following: (i) the product of the percentage growth in EPS for the fiscal year and a multiplier based on the participant’s position; plus (ii) the product of actual FCF performance for the fiscal year and a multiplier based on the participant’s position, as expressed in the following formula:

Base Salary x [(% Increase in EPS x EPS Growth Multiplier) + (Actual % FCF performance x FCF Multiplier)] = Bonus

There are four levels used within the plan for each performance multiplier which vary based on a participant’s responsibilities.

During fiscal 2016, there were 13 executive officers, including the NEOs, who were responsible for the overall management and success of the Company and were eligible to receive a cash bonus that is equal to the participant’s base salary at year end multiplied by the sum of (i) the percentage improvement in EPS times a factor of 2.25, and (ii) the FCF performance achieved multiplied by 0.075. Payments are subject to an overall cap of 60% of base salary.

The multipliers are used to achieve bonus payments which, in years of strong earnings growth, are somewhat comparable to the bonus plans for executives in other companies in the peer group identified by KFHG. The Company’s EPS increase, FCF performance and NEO bonus history over the last three years is as follows:

Year	EPS Increase %	FCF %	NEO Bonus %
2016	3.6%	120%	17.1%
2015	0.0%	n/a	0.0%
2014	8.0%	n/a	24.0%

Long Term Incentive (LTI)

The Company believes that stock ownership on the part of executive officers serves to align the leadership of the Company with the interest of shareholders. The Board of Directors appointed the Executive Compensation Committee to

COMPENSATION DISCUSSION AND ANALYSIS (continued)

administer all components of executive compensation, including equity-based compensation plans. These responsibilities include the authority to construe and interpret the terms of the plans and awards granted under them, to determine the persons eligible to receive awards, when each award will be granted and the terms of each award, including the award amounts granted. No awards may be re-priced in accordance with the terms of the Company’s outstanding plans.

During fiscal 2016, the CEO was awarded 15,000 SARs and 3,750 PSUs. All other Officers were awarded 10,000 SARs and 2,500 PSUs. These awards were granted under the new 2014 LTI Plan and both SARs and PSUs were awarded using a mix of Class A and Class B stock. The 2014 LTI plan introduced PSUs to increase the alignment of Moog’s equity awards to company performance. The PSUs will vest at the end of a three-year performance period and the number of PSUs earned will be determined by the level of performance achieved against two performance criteria. PSUs have the potential to be earned between zero and two times the number of target units awarded.

The Executive Compensation Committee has not used a formulaic approach, but in years when performance is considered adequate, the Executive Compensation Committee has invited the CEO to make recommendations for SAR and PSU awards for all executive officers other than himself. These recommendations were either approved or adjusted by the Executive Compensation Committee. With regard to the CEO, SAR and PSU awards were determined by the Executive Compensation Committee. A total of 194,000 SARs and 41,550 PSUs were awarded in fiscal 2016, resulting in a burn rate of less than 1% based on the diluted weighted-average shares outstanding.

A SAR award contains such terms and conditions as determined by the Executive Compensation Committee, subject to the terms of the 2014 LTI Plan, including the date on which the SARs become exercisable and the expiration date of the SARs. The exercise price of a SAR on Class A shares will be equal to the fair market value of one Class A share as defined in the 2014 LTI Plan. The exercise price of a SAR on Class B shares will be equal to the fair market value of one Class B stock share as defined in the 2014 LTI Plan.

SARs vest and become exercisable pursuant to the terms and conditions outlined in each participant’s award agreement, as determined by the Executive Compensation Committee. SARs do not become exercisable earlier than the first anniversary of the date of grant, and vested SAR awards will be exercisable by participants only until the tenth anniversary of the date of grant. The total number of shares of Moog stock subject to Options and SARs that may be awarded to any one employee during any fiscal year of the Company may not exceed 100,000 shares.

A PSU award also contains such terms and conditions as determined by the Executive Compensation Committee, subject to the terms of the 2014 LTI Plan, including the date on which the PSUs become exercisable, the performance criteria which the awards are based on, and the way in which awards will be linked to performance targets. The fair market value realized upon settlement of earned PSUs is defined in the same manner as described above for SARs.

PSUs vest and become exercisable pursuant to the terms and conditions outlined in each participant’s award agreement, as determined by the Executive Compensation Committee. PSUs do not vest earlier than the end of the three year performance period, at which time they vest immediately in accordance with the level of performance attained. For the fiscal 2016 grant, the performance measures used for PSUs were sales growth and margin. The total number of shares of Moog stock subject to PSUs that may be awarded to any one employee during any fiscal year of the Company may not exceed 100,000 shares.

The Executive Compensation Committee, in collaboration with the CEO, selected a pattern of award distributions where all officers except the CEO were awarded the same number of SARs and PSUs. KFHG analysis indicates that the value of the Company’s awards in SARs and PSUs is below the median of peer companies.

The Executive Compensation Committee remains mindful of the relationship between the number of stock-based compensation awards granted and the shares outstanding. As of the fiscal 2016 year-end, the shares related to the Company’s outstanding unexercised option and SAR awards were approximately 1.0% of the total outstanding shares and those related to the Company’s outstanding unvested PSU awards were approximately 0.1% of the total outstanding shares. It is important to note that while option grants are equivalent to resulting Company shares, the same is not true for SARs. The shares related to outstanding SAR awards are based upon the market price on September 30, 2016 and, where applicable, mandatory federal and state tax withholdings for employees at an assumed rate of 35%.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

RISK REVIEW

In formulating and evaluating the Company’s executive compensation program, the Executive Compensation Committee considers whether the program promotes excessive risk-taking. The Executive Compensation Committee believes the components of the Company’s executive compensation program:

•	Provide an appropriate mix of fixed and variable pay;

•	Balance short-term operational performance with long-term increases in shareholder value;

•	Reinforce a performance-oriented environment; and

•	Encourage recruitment and retention of key executives.

The Executive Compensation Committee of the Board of Directors has followed consistent practices over the years and the members of the Executive Compensation Committee have not seen any evidence that our compensation programs create risks that are reasonably likely to have a material adverse effect on our Company. The Executive Compensation Committee believes the leadership of the Company is not provided with incentives which would result in leadership taking unreasonable risks in order to achieve short term results at the expense of the long-term health and welfare of the shareholders’ investment. Additional policies are in place to further reduce the likelihood of excessive risk-taking, such as the insider trading policy, which prohibits key insiders, including officers, from engaging in short sales or hedging transactions involving the Company’s securities.

THE EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Board of Directors has reviewed and discussed this CD&A with the Company’s management. Based on this review and these discussions with management, the Executive Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Executive Compensation Committee Members:

William G. Gisel, Jr., Chair	R. Bradley Lawrence
Peter J. Gundermann	Brian J. Lipke

2016 EXECUTIVE COMPENSATION DATA

DISTINGUISHING “AWARDED” PAY FROM “REPORTED” PAY

In reviewing our executive compensation, it is important to distinguish the reported compensation provided to our named executives in fiscal 2016 from the compensation that was actually awarded to our NEOs in fiscal 2016. We have provided the following additional compensation table in order to remove the volatility related to the effects of changes in actuarial assumptions on the value of the NEOs’ pension benefits as required to be disclosed in the Summary Compensation Table. This table is not a substitute for the 2016 Summary Compensation Table, which appears on page 29.

The table below shows the compensation awarded to each of our NEOs for fiscal 2016. This table includes:

•	Salaries paid during fiscal 2016;

•	SAR and PSUs awarded in fiscal 2016;

•	Non-equity incentive compensation earned for fiscal 2016, and

•	All other compensation.

Name and Principal Position	Year (1)	Salary (2)	Stock Awards (3)	SAR Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total
John R. Scannell	2016	$830,523	$243,550	$306,110	$142,019	$40,233	$1,562,435
Chief Executive Officer,	2015	$818,771	$—	$480,213	$—	$45,485	$1,344,469
Chairman of the Board	2014	$775,076	$—	$404,311	$188,044	$39,553	$1,406,984
Donald R. Fishback	2016	$515,611	$162,368	$204,074	$88,170	$41,184	$1,011,407
Chief Financial Officer,	2015	$503,890	$—	$320,142	$—	$45,019	$869,051
Vice President	2014	$459,545	$—	$269,541	$112,495	$41,385	$882,966
R. Eric Burghardt	2016	$400,005	$162,368	$204,074	$68,401	$224,483	$1,059,331
Vice President	—	n/a	n/a	n/a	n/a	n/a	n/a
Co-President, Aircraft Group	—	n/a	n/a	n/a	n/a	n/a	n/a
Mark J. Trabert	2016	$400,005	$162,368	$204,074	$68,401	$220,164	$1,055,012
Vice President,	—	n/a	n/a	n/a	n/a	n/a	n/a
Co-President, Aircraft Group	—	n/a	n/a	n/a	n/a	n/a	n/a
Maureen M. Athoe	2016	$400,005	$162,368	$204,074	$68,401	$210,969	$1,045,817
Vice President	—	n/a	n/a	n/a	n/a	n/a	n/a
President, Space & Defense Group	—	n/a	n/a	n/a	n/a	n/a	n/a

(1)	The years reported are the Company’s fiscal years ended October 1, 2016, October 3, 2015 and September 27, 2014.

(2)	Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(3)

This column shows the aggregate grant date fair value computed in accordance with ASC 718 and is based on the fair value of the equity-based award multiplied by the number of securities underlying the target PSUs. This represents the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended October 1, 2016.

(4)

This column shows the aggregate grant date fair value computed in accordance with ASC 718. The amount is based on the fair value of the equity-based award as determined using the Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended October 1, 2016.

(5)

This column shows STI compensation, as described on page 21, for the fiscal years reported. Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(6)

The table on page 30 shows the components of this column, which generally include health care and life insurance premiums, Company contributions to the Company’s defined contribution plans, accrued vacation payments and other perquisites. The amounts represent the amount paid by, or the incremental cost to, the Company.

— 2016 SUMMARY COMPENSATION TABLE —

The table below presents dollar amounts computed as required under SEC rules.

The amounts shown for equity-based awards reflect the aggregate grant date fair value. These amounts do not reflect the current or prospective value of these awards to the executive.

The amounts shown under the column “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” reflect the change in the actuarial present value of each NEO’s retirement benefits. For fiscal 2016, certain employees participating in our defined benefit retirement plans, including the NEOs, have an increase in the actuarial value of their pension benefit. The values for fiscal 2016 reflect a change in mortality assumptions, the STI plan described on page 21, the impact of changes in interest rates on actuarial present value calculations, years of credited service and changes in compensation levels.

Name and Principal Position	Year (1)	Salary (2)	Stock Awards (3)	SAR Awards (4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (6)	All Other Compensation (7)	Total
John R. Scannell	2016	$830,523	$243,550	$306,110	$142,019	$1,924,399	$40,233	$3,486,834
Chief Executive Officer,	2015	$818,771	$—	$480,213	$—	$986,408	$45,485	$2,330,877
Chairman of the Board	2014	$775,076	$—	$404,311	$188,044	$1,347,583	$39,553	$2,754,567
Donald R. Fishback	2016	$515,611	$162,368	$204,074	$88,170	$837,380	$41,184	$1,848,787
Chief Financial Officer,	2015	$503,890	$—	$320,142	$—	$538,323	$45,019	$1,407,374
Vice President	2014	$459,545	$—	$269,541	$112,495	$779,716	$41,385	$1,662,682
R. Eric Burghardt	2016	$400,005	$162,368	$204,074	$68,401	$207,960	$224,483	$1,267,291
Vice President	—	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Co-President, Aircraft Group	—	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Mark J. Trabert	2016	$400,005	$162,368	$204,074	$68,401	$198,179	$220,164	$1,253,191
Vice President,	—	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Co-President, Aircraft Group	—	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Maureen M. Athoe	2016	$400,005	$162,368	$204,074	$68,401	$178,557	$210,969	$1,224,374
Vice President	—	n/a	n/a	n/a	n/a	n/a	n/a	n/a
President, Space & Defense Group	—	n/a	n/a	n/a	n/a	n/a	n/a	n/a

(1)	The years reported are the Company’s fiscal years ended October 1, 2016, October 3, 2015 and September 27, 2014.

(2)	Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(3)

This column shows the aggregate grant date fair value computed in accordance with ASC 718 and is based on the fair value of the equity-based award multiplied by the number of securities underlying the target PSUs. This represents the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended October 1, 2016.

(4)

This column shows the aggregate grant date fair value computed in accordance with ASC 718. The amount is based on the fair value of the equity-based award as determined using the Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended October 1, 2016.

(5)

This column shows STI compensation, as described on page 21, for the fiscal years reported. Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(6)

The aggregate change in actuarial present value is determined using mortality rates, interest rate and other assumptions consistent with those used in our financial statements. The amounts in this column represent the aggregate change in the actuarial present value of the officer’s accumulated retirement benefits under the ERP and the Moog Inc. Supplemental Retirement Plan (“DB SERP”) for Messrs. Scannell and Fishback and under the ERP and the Moog Inc. Plan to Equalize Retirement Income (“PERI”) for Messrs. Burghardt and Trabert and Ms. Athoe. See the Pension Benefits table on page 38 for additional information.

(7)

The table below shows the components of this column, which generally include health care and life insurance premiums, Company contributions to the Company’s defined contribution plans, accrued vacation payments and other perquisites. The amounts represent the amount paid by, or the incremental cost to, the Company.

Name	Year	Group Life Insurance Premium	Medical/ Dental Executive Health Premiums	Disability Insurance Premium	Company Contributions - Defined Contribution Plan(s) (1)	Miscellaneous Compensation (2)
John R. Scannell	2016	$4,841	$26,954	$2,112	$1,325	$5,001
Donald R. Fishback	2016	$3,009	$26,954	$2,112	$1,325	$7,784
R. Eric Burghardt	2016	$2,336	$26,954	$1,789	$186,207	$7,197
Mark J. Trabert	2016	$2,336	$21,172	$1,681	$186,374	$8,601
Maureen M. Athoe	2016	$2,336	$19,568	$1,681	$186,207	$1,177

(1)

The amounts include Company match contributions to the Company’s defined contribution plan for each NEO and, for Messrs. Burghardt and Trabert and Ms. Athoe, include Company contributions to the Moog Inc. Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”).

(2)	Miscellaneous Compensation principally consists of perquisites such as club dues and auto expenses.

— 2016 GRANTS OF PLAN-BASED AWARDS —

The following table summarizes the grants of equity awards made to the NEOs in the Summary Compensation Table during the fiscal year ended October 1, 2016.

Name	Grant Date (1)	Underlying Common Stock	Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Number of SARs Awarded (3)	Exercise Price of SAR Awards (4)	Grant Date Fair Value Awards (5)
			Threshold	Target	Maximum
Scannell	11/17/2015	Class A	—	1,250	2,500			$78,800.00
	11/17/2015	Class B	—	2,500	5,000			$164,750.00
	11/17/2015	Class A				5,000	$63.04	$99,041.11
	11/17/2015	Class B				10,000	$65.90	$207,068.82
Fishback	11/17/2015	Class A	—	833	1,666			$52,512.32
	11/17/2015	Class B	—	1,667	3,334			$109,855.30
	11/17/2015	Class A				3,333	$63.04	$66,020.80
	11/17/2015	Class B				6,667	$65.90	$138,052.78
Burghardt	11/17/2015	Class A	—	833	1,666			$52,512.32
	11/17/2015	Class B	—	1,667	3,334			$109,855.30
	11/17/2015	Class A				3,333	$63.04	$66,020.80
	11/17/2015	Class B				6,667	$65.90	$138,052.78
Trabert	11/17/2015	Class A	—	833	1,666			$52,512.32
	11/17/2015	Class B	—	1,667	3,334			$109,855.30
	11/17/2015	Class A				3,333	$63.04	$66,020.80
	11/17/2015	Class B				6,667	$65.90	$138,052.78
Athoe	11/17/2015	Class A	—	833	1,666			$52,512.32
	11/17/2015	Class B	—	1,667	3,334			$109,855.30
	11/17/2015	Class A				3,333	$63.04	$66,020.80
	11/17/2015	Class B				6,667	$65.90	$138,052.78

(1)	The grant date is the date the Board of Directors ratifies the Executive Compensation Committee’s approval of the awards.

(2)

The NEOs were granted PSUs in fiscal 2016 that could convert into Class A and Class B shares of Company stock at the end of the three-year performance period based on two equally-weighted performance criteria. Each criteria has specified threshold, target and maximum performance payout levels such that performance below threshold results in no PSUs being earned, performance at target results in 50% of the PSUs being earned and performance at maximum results in 100% of the PSUs being earned. Proportional adjustment(s) will be applied for performance falling between threshold and target or target and maximum payout. Accordingly, the NEOs may receive between 0% and 200% of the target number of PSUs granted at the end of the performance period.

(3)

The amounts shown for SAR awards represent the number of SARs granted to each officer during fiscal 2016. SARs were granted for Class A shares and Class B shares and vest in equal increments over three years.

(4)

The exercise price of a SAR on Class A shares will be equal to the fair market value of one Class A share as defined in the 2014 LTI Plan. The exercise price of a SAR on Class B shares will be equal to the fair market value of one Class B stock share as defined in the 2014 LTI Plan.

(5)

This column shows the aggregate grant date fair value computed in accordance with ASC 718. For SAR awards, the amount is based on the fair value of the equity-based award as determined using the Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. For PSUs, the actual value of units received will depend on the Company’s performance and market value of common stock at the time of settlement. The grant date fair value is based on the fair value of the equity-based award multiplied by the number of securities underlying the target PSUs. This represents the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule. The amounts do not reflect the actual amounts that may be realized by the executive officers. Assumptions made in the calculations of these amounts may be found in Note 14 to the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2016.

— OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END —

	Option/SAR Awards (1)						Stock Awards
Name	Grant Date	Common Stock	Number of Securities Underlying Unexercised Options/ SARs - Exercisable	Number of Securities Underlying Unexercised Options/ SARs - Unexercisable	Exercise Price	Expiration Date	Grant Date	Common Stock	Number of Unvested PSUs	Market Value of Unvested PSUs
Scannell	11/28/2006	Class A	18,617	1,633	$36.67	11/28/2016	11/17/2015	Class A	1,250	$74,425
	11/26/2007	Class A	20,250	—	$42.45	11/26/2017	11/17/2015	Class B	2,500	$142,550
	10/31/2008	Class A	20,500	—	$35.12	10/31/2018
	12/1/2009	Class A	15,375	—	$26.66	12/1/2019
	11/30/2010	Class A	20,500	—	$36.86	11/30/2020
	11/30/2011	Class A	27,000	—	$41.82	11/30/2021
	11/27/2012	Class A	31,791	—	$36.41	11/27/2022
	11/11/2013	Class A	10,000	5,000	$61.69	11/11/2023
	11/11/2014	Class A	5,000	10,000	$74.38	11/11/2024
	11/17/2015	Class A	—	5,000	$63.04	11/17/2025
	11/17/2015	Class B	—	10,000	$65.90	11/17/2025
Fishback	11/26/2007	Class A	15,001	5,249	$42.45	11/26/2017	11/17/2015	Class A	833	$49,597
	10/31/2008	Class A	20,500	—	$35.12	10/31/2018	11/17/2015	Class B	1,667	$95,052
	12/1/2009	Class A	15,375	—	$26.66	12/1/2019
	11/30/2010	Class A	20,500	—	$36.86	11/30/2020
	11/30/2011	Class A	20,500	—	$41.82	11/30/2021
	11/27/2012	Class A	20,500	—	$36.41	11/27/2022
	11/11/2013	Class A	6,667	3,333	$61.69	11/11/2023
	11/11/2014	Class A	3,334	6,666	$74.38	11/11/2024
	11/17/2015	Class A	—	3,333	$63.04	11/17/2025
	11/17/2015	Class B	—	6,667	$65.90	11/17/2025
Burghardt	11/30/2011	Class A	4,000	—	$41.82	11/30/2021	11/17/2015	Class A	833	$49,597
	11/27/2012	Class A	4,000	—	$36.41	11/27/2022	11/17/2015	Class B	1,667	$95,052
	11/11/2013	Class A	1,334	666	$61.69	11/11/2023
	11/11/2014	Class A	668	1,332	$74.38	11/11/2024
	11/17/2015	Class A	—	3,333	$63.04	11/17/2025
	11/17/2015	Class B	—	6,667	$65.90	11/17/2025
Trabert	11/30/2011	Class A	2,000	—	$41.82	11/30/2021	11/17/2015	Class A	833	$49,597
	11/27/2012	Class A	4,000	—	$36.41	11/27/2022	11/17/2015	Class B	1,667	$95,052
	11/11/2013	Class A	1,334	666	$61.69	11/11/2023
	11/11/2014	Class A	668	1,332	$74.38	11/11/2024
	11/17/2015	Class A	—	3,333	$63.04	11/17/2025
	11/17/2015	Class B	—	6,667	$65.90	11/17/2025
Athoe	10/31/2008	Class A	4,000	—	$35.12	10/31/2018	11/17/2015	Class A	833	$49,597
	11/30/2010	Class A	4,000	—	$36.86	11/30/2020	11/17/2015	Class B	1,667	$95,052
	11/30/2011	Class A	4,000	—	$41.82	11/30/2021
	11/27/2012	Class A	4,000	—	$36.41	11/27/2022
	11/11/2013	Class A	1,334	666	$61.69	11/11/2023
	11/11/2014	Class A	668	1,332	$74.38	11/11/2024
	11/17/2015	Class A	—	3,333	$63.04	11/17/2025
	11/17/2015	Class B	—	6,667	$65.90	11/17/2025

(1)

Equity-based compensation awards are generally granted in late November or early December. The exercise price of a SAR on Class A shares will be equal to the fair market value of one Class A share as defined in the 2014 LTI Plan. The exercise price of a SAR on Class B shares will be equal to the fair market value of one Class B stock share as defined in the 2014 LTI Plan. The rights expire ten years after the date of grant. Equity-based compensation awards are not re-priced or granted retroactively.

— OUTSTANDING EQUITY AWARDS VESTING SCHEDULE TABLE —

Name	Option/SAR Awards			Stock Awards (1)
	Grant Date	Class of Common Stock	Vesting Schedule	Grant Date	Class of Common Stock	Vesting Schedule (1)
Scannell	11/28/2006	Class A	239 in 2007, 1,008 in 2008, 1,008 in 2009, 2,727 in 2010, 2,727 in 2011, 2,727 in 2012, 2,727 in 2013, 2,727 in 2014, 2,727 in 2015 and 1,633 in 2016	11/17/2015	Class A	100% in 2018
	11/26/2007	Class A	100% in 2010	11/17/2015	Class B	100% in 2018
	10/31/2008	Class A	33% in 2009, 2010 and 2011
	12/1/2009	Class A	33% in 2010, 2011 and 2012
	11/30/2010	Class A	33% in 2011, 2012 and 2013
	11/30/2011	Class A	33% in 2012, 2013 and 2014
	11/27/2012	Class A	33% in 2013, 2014 and 2015
	11/11/2013	Class A	33% in 2014, 2015 and 2016
	11/11/2014	Class A	33% in 2015, 2016 and 2017
	11/17/2015	Class A	33% in 2016, 2017 and 2018
	11/17/2015	Class B	33% in 2016, 2017 and 2018
Fishback	11/26/2007	Class A	871 in 2009, 2,355 in 2010, 2,355 in 2011, 2,355 in 2012, 2,355 in 2013, 2,355 in 2014, 2,355 in 2015, 2,355 in 2016, 2,894 in 2017	11/17/2015	Class A	100% in 2018
	10/31/2008	Class A	33% in 2009, 2010 and 2011	11/17/2015	Class B	100% in 2018
	12/1/2009	Class A	33% in 2010, 2011 and 2012
	11/30/2010	Class A	33% in 2011, 2012 and 2013
	11/30/2011	Class A	33% in 2012, 2013 and 2014
	11/27/2012	Class A	33% in 2013, 2014 and 2015
	11/11/2013	Class A	33% in 2014, 2015 and 2016
	11/11/2014	Class A	33% in 2015, 2016 and 2017
	11/17/2015	Class A	33% in 2016, 2017 and 2018
	11/17/2015	Class B	33% in 2016, 2017 and 2018
Burghardt	11/30/2011	Class A	33% in 2012, 2013 and 2014	11/17/2015	Class A	100% in 2018
	11/27/2012	Class A	33% in 2013, 2014 and 2015	11/17/2015	Class B	100% in 2018
	11/11/2013	Class A	33% in 2014, 2015 and 2016
	11/11/2014	Class A	33% in 2015, 2016 and 2017
	11/17/2015	Class A	33% in 2016, 2017 and 2018
	11/17/2015	Class B	33% in 2016, 2017 and 2018
Trabert	11/30/2011	Class A	33% in 2012, 2013 and 2014	11/17/2015	Class A	100% in 2018
	11/27/2012	Class A	33% in 2013, 2014 and 2015	11/17/2015	Class B	100% in 2018
	11/11/2013	Class A	33% in 2014, 2015 and 2016
	11/11/2014	Class A	33% in 2015, 2016 and 2017
	11/17/2015	Class A	33% in 2016, 2017 and 2018
	11/17/2015	Class B	33% in 2016, 2017 and 2018
Athoe	10/31/2008	Class A	33% in 2009, 2010 and 2011	11/17/2015	Class A	100% in 2018
	11/30/2010	Class A	33% in 2011, 2012 and 2013	11/17/2015	Class B	100% in 2018
	11/30/2011	Class A	33% in 2012, 2013 and 2014
	11/27/2012	Class A	33% in 2013, 2014 and 2015
	11/11/2013	Class A	33% in 2014, 2015 and 2016
	11/11/2014	Class A	33% in 2015, 2016 and 2017
	11/17/2015	Class A	33% in 2016, 2017 and 2018
	11/17/2015	Class B	33% in 2016, 2017 and 2018

(1)	The vesting schedules for stock awards are for PSUs and are subject to the achievement of performance conditions.

— 2016 OPTION AND SAR EXERCISES AND STOCK VESTED —

The following table provides information for the executive officers named in the Summary Compensation Table regarding the exercises of stock options and SARs during the fiscal year ended October 1, 2016.

	Option / SAR Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
John R. Scannell	—	$—	—	$ —
Donald R. Fishback	—	$—	—	$ —
R. Eric Burghardt	—	$—	—	$ —
Mark J. Trabert	—	$—	—	$ —
Maureen M. Athoe (1)	1,087	$108,240	—	$ —

(1)	The following details Ms. Athoe’s stock option and/or SAR exercises in fiscal 2016:

Grant Date	Number of Options/SARs Exercised	Exercise Date	Exercise Price	Market Price	Amount Realized
12/1/2009	3,000	12/14/2015	$ 26.66	$ 62.74	$ 108,240

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains the 2003 Stock Option Plan, the 2008 SAR Plan and the 2014 LTI Plan. Set forth below is information as of October 1, 2016 regarding equity compensation awards and the resultant shares that may be issued under those plans. As of October 1, 2016, all outstanding awards and all grants remaining available for future issuance may result in either Class A or Class B shares.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Options, Warrants and Rights Remaining Available for Issuance Under Equity Compensation Plans (2)
Equity Compensation Plans Approved by Security Holders	406,132	$47.46	1,780,950

(1)

The number of securities to be issued upon exercise reports the number of shares calculated to be issued if all outstanding, in the money stock option and SAR awards were exercised at October 1, 2016 plus the number of outstanding target PSUs at October 1, 2016. The calculation is based on September 30, 2016 market prices and, where applicable, mandatory federal and state tax withholdings for employees at an assumed rate of 35%.

(2)

At the fiscal 2016 year-end, the number of options, warrants and rights remaining available for future issuance by plan were 1,780,950 available for the 2014 LTI Plan. There are no options, warrants and rights remaining available for issuance under the 2003 Stock Option Plan or the 2008 SAR Plan.

PENSION BENEFITS

U.S. PENSION BENEFITS

The Company maintains the Moog Inc. Employees’ Retirement Plan (“ERP”), a tax-qualified defined benefit retirement plan. This qualified defined benefit plan is funded by employer contributions and currently all of the NEOs participate in the ERP.

The benefit accrual available to U.S. based executive officers under the qualified defined benefit plan is limited to $265,000 in base compensation for the Plan Year ending September 30, 2016.

The Internal Revenue Code limits the benefits that may be paid from the ERP. The Company maintains two supplemental retirement plans, the Moog Inc. Supplemental Executive Retirement Plan (“DB SERP”) and the Moog Inc. Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”) for certain executive officers, including the NEOs, to bridge the gap between legally mandated limits on qualified pension plan benefits and the retirement benefits offered at comparable public companies, and to provide participants with supplemental benefits. Messrs. Scannell and Fishback participate in the DB SERP, while Messrs. Burghardt and Trabert and Ms. Athoe participate in the DC SERP.

While the Company formally funds the qualified defined benefit plan, the DB SERP and the DC SERP are not formally funded. Rabbi Trusts, however, were established under which certain funds have been set aside to satisfy some of the obligations under the DB SERP and DC SERP. If the funds in the Rabbi Trusts are insufficient to pay amounts payable under the DB SERP and DC SERP, the Company will pay the difference.

MOOG INC. EMPLOYEES’ RETIREMENT PLAN

Under the ERP, benefits are generally payable monthly upon retirement to participating employees of the Company. These benefits are based upon compensation and years of service and subject to limitations imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code. The ERP is administered by a Retirement Plan Committee and covers all eligible employees with one year of service and a minimum of 1,000 hours of employment. New U.S. based employees hired on or after January 1, 2008 are not eligible to participate in the ERP. New U.S. based employees hired after that date are covered under a defined contribution plan.

Benefits payable under the ERP are determined on the basis of compensation and credited years of service. A participant’s accrued benefit is equal to the sum of the participant’s prior service benefit, if any, and the participant’s future service benefit.

A participant is entitled to a prior service benefit if the participant was actively employed on or after January 1, 1998 (or retired as of January 1, 1998) and was employed by the Company before October 1, 1990. The prior service benefit is 1.15% of the first $20,000 of prior service compensation, plus 1.75% of prior service compensation in excess of $20,000, multiplied by the participant’s prior service. “Prior service compensation” is the greater of (i) the participant’s basic annual rate of pay on January 1, 1988, and (ii) the amount of the participant’s annual rate of pay plus overtime and shift differential received in the calendar year ending December 31, 1989, not to exceed $150,000. “Prior service” is the number of years and completed months of credited service with the Company through October 1, 1990.

A participant’s future service benefit is computed separately for each year of credited service beginning with October 1, 1990, or the participant’s date of hire, if later, and is equal to 1.15% of the participant’s future service compensation not in excess of $20,000, plus 1.75% of the participant’s future service compensation in excess of $20,000. In any event, after a participant is credited with 35 years of combined prior service and future service, the participant’s benefit for each year of future service will be 1.75% of future service compensation. “Future service compensation” with respect to a plan year is the amount of basic annual pay, plus any overtime or shift differential, a participant receives in the calendar year ending within that plan year. The maximum dollar amount of future service compensation that may be used for Plan purposes is set by law and adjusted periodically. The maximum dollar amount is $265,000 for the Plan Year ending September 30, 2016.

Any participant who entered the ERP before the 2002 plan year and retires with five years or more of service will receive a minimum pension benefit. If the participant joined the ERP before October 1, 2002 and retires at age 65 with

15 or more years of vesting service, the minimum pension benefit will be at least $2,400 per year. If the participant joined the Plan before October 1, 2002 and retires at age 65 with between 5 and 15 years of service, the minimum pension benefit will be a prorated portion of the $2,400 per year minimum benefit.

A participant generally may retire and begin receiving ERP benefits at normal retirement age (age 65). A participant also may retire and begin receiving plan benefits on the first day of any month coincident with or next following the participant’s 55th birthday, but only if the participant has completed 15 years of vesting service. The amount of a participant’s monthly Plan benefit, however, will be discounted or reduced .5% for each month the early retirement benefit commences before normal retirement age.

MOOG INC. PLAN TO EQUALIZE RETIREMENT INCOME

The Moog Inc. Plan to Equalize Retirement Income (“PERI”) is maintained for the purpose of providing additional benefits for a select group of management or highly compensated employees. Benefits under the PERI are intended to supplement benefits provided under the ERP by providing additional benefits that would be payable under the ERP if not for the compensation limitations imposed by the IRS. Messrs. Burghardt and Trabert and Ms. Athoe have accrued benefits under the PERI.

MOOG INC. SUPPLEMENTAL RETIREMENT PLANS

The DB SERP provides for supplemental retirement benefits to eligible Company officers, including certain NEOs. Assuming a participant qualifies for full benefits, the DB SERP payment upon retirement is equal to 65% of the officer’s compensation, less any benefits payable under the ERP, certain benefits payable under other Company-sponsored retirement programs, and reduced further by one-half the primary Social Security benefit payable at age 65. All DB SERP benefits are assumed to be paid monthly in accordance with the plan document. DB SERP benefits payable to officers who have service with overseas subsidiaries of the Company are adjusted to account for benefits in subsidiary and national pension and social security plans. For the purposes of the DB SERP, an eligible officer’s compensation generally is the sum of (i) the average of the officer’s highest consecutive three-year base salary prior to retirement plus (ii) the officer’s highest annual profit share/bonus within the ten fiscal years prior to retirement.

To vest in benefits under the DB SERP, officers must generally have (i) at least 10 years of service with the Company and (ii) attained (a) age 65 or (b) age 60 with a total combined age and years of service equal to at least 90. Full benefits are payable when the participant reaches age 65 with at least 25 years of service. Officers who became participants in the DB SERP on or before November 30, 2011 generally vest in benefits under the DB SERP if the officer has (i) at least ten years of service and (ii) attained (a) age 65 or (b) age 57 with total combined age and years of service equal to at least 90. Officers who became participants in the DB SERP on or before November 30, 2011 are eligible for unreduced benefits upon reaching age 57 with at least 25 years of service.

In the event of disability, or an involuntary termination or change in control after a participant has at least ten years of service with the Company, participants also become vested in benefits under the DB SERP. A termination where there has been an adverse change in duties, responsibilities, status, pay or perquisites without participant consent within two years of a change in control of the Company, as defined by the DB SERP, is deemed an involuntary termination, as is a termination where the participant’s pay has been reduced to a greater extent than the other executives of the Company.

The DC SERP provides supplemental retirement benefits to a select group of officers who are not participants in the DB SERP. The eligible officer receives a per-pay-period contribution of a specified percentage of eligible compensation. The Company may also make a discretionary contribution on behalf of one or more eligible officers. A participant in the DC SERP becomes vested after 3 years of service or in the event of death, change in control or disability. The benefit is paid in either a lump sum or annual installments.

— 2016 PENSION BENEFITS TABLE —

The years of credited service and present value of accumulated benefits for the NEOs under the ERP, the DB SERP and the PERI are:

Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefits (2)	Payments During Last Fiscal Year
John R. Scannell	ERP	13.167	$488,185	$ —
	DB SERP	24.667	$8,416,915	$ —
Donald R. Fishback (3)	ERP	35.167	$1,092,981	$ —
	DB SERP	35.167	$6,017,145	$ —
R. Eric Burghardt (3)	ERP	27.583	$829,788	$ —
	PERI	5.000	$48,783	$ —
Mark J. Trabert (3)	ERP	31.750	$769,089	$ —
	PERI	3.000	$41,874	$ —
Maureen M. Athoe (3)	ERP	32.583	$667,940	$ —
	PERI	1.000	$34,035	$ —

(1)

Credited service is determined in years and months as of October 1, 2016 and includes only service with the Company (or certain acquired employers). In general, the Company does not grant extra years of credited service.

(2)

The “Present Value of Accumulated Benefits” is based on the same assumptions as those used for the valuation of the plan liabilities in the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2016, and are calculated as of the October 1, 2016 measurement date. The assumptions made in the calculations of these amounts may be found in Note 11 to the audited financial statements in that Annual Report on Form 10-K.

(3)	Eligible for early retirement under the ERP.

— 2016 NON-QUALIFIED DEFERRED COMPENSATION —

Name	Executive Contributions in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
John R. Scannell	—	—	—	—	—
Donald R. Fishback	—	—	—	—	—
R. Eric Burghardt	—	—	—	—	—
Mark J. Trabert	—	—	—	—	—
Maureen M. Athoe	—	—	—	—	—

(1)	None of the NEOs deferred any salary in fiscal 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL

The Company has entered into Employment Termination Benefits Agreements (“Termination Agreements”) with its executive officers. These Termination Agreements cover termination as a result of death, disability, retirement, termination for cause, voluntary and involuntary termination of employment, as well as involuntary termination after a change in control. The following is a summary of the termination benefits provided under various circumstances.

PAYMENT UPON DEATH, DISABILITY OR RETIREMENT

In the event of the death of an officer, the estate or surviving spouse will receive a payment of six months’ salary, a STI payment pro-rated to the last day of the month in which the officer’s death occurs, and any unused vested vacation. A payment of approximately two times annual salary will be paid under the Company’s Group Life Insurance plan, subject to a cap of $4,000,000. The estate or surviving spouse will receive payments under the Company’s pension and 401(k) plans, and all unexpired stock options and SARs will fully vest, and the estate or surviving spouse will have one year to exercise unexpired ISOs and two years to exercise unexpired NQSOs and SARs. Unvested PSUs will be paid out at target, pro-rated for the number of full quarters completed prior to death within the performance period.

In the event an officer becomes disabled or retires, the officer is entitled to the same benefits, as described above, with the exception of life insurance, salary continuation, STI payment and PSU settlement. If the officer becomes disabled, the officer also will receive payments under the Company’s disability plan. STI will be paid on a pro-rated basis for full months of service prior to the date of disability. Unvested PSUs will be forfeited.

If the officer retires, the officer will receive all benefits provided generally by the Company to its executives upon retirement, including benefits under any retirement or supplemental retirement plans and insurance benefits provided upon retirement. STI will be paid on a pro-rated basis for full months of service prior to the date of retirement. Unvested PSUs will remain available to be earned at the end of the performance period, subject to the performance criteria and pro-rated for the number of full years completed prior to retirement within the performance period.

PAYMENT UPON TERMINATION FOR CAUSE

Under the Termination Agreements, “cause” is considered a harmful act or omission constituting a willful and a continuing failure to perform material and essential employment obligations, conviction of a felony, willful perpetration of common law fraud, or any willful misconduct or bad faith omission constituting dishonesty, fraud or immoral conduct, which is materially injurious to the financial condition or business reputation of the Company. If terminated for “cause,” the officer is entitled to all benefits vested under retirement plans, and payment of unused vested vacation. The officer is not entitled to STI, no severance is provided and all stock options, SARs and PSUs expire.

PAYMENT UPON VOLUNTARY TERMINATION

When an officer voluntarily terminates employment with the Company, the officer is entitled to receive all pension benefits accrued under any retirement or supplemental retirement plans up to the date of termination (subject to the rules referenced above in the SERP description), and payment for all unused vested vacation. The officer is entitled to exercise all ISOs within one year of termination and all NQSOs within two years of termination. All unexpired vested SARs are exercisable within ninety days of termination and all unvested SARs and PSUs will expire at the close of business on the date of termination.

PAYMENT UPON INVOLUNTARY TERMINATION WITHOUT CAUSE AND AFTER A CHANGE IN CONTROL

The termination benefits provided to an officer under the Termination Agreements in the case of involuntary termination without cause and in the event of involuntary termination after a change in control are the same, except each event references a different credited years of service table to determine salary continuance. The officer will receive salary continuance for no less than 12 months and no more than 36 months, depending on length of service. STI will be paid on a pro-rated basis for service up to the date of termination, and any unused vested vacation will be paid. The

Company will pay, for one year after involuntary termination or involuntary termination after a change in control, medical, life and disability premiums on behalf of the officer, one year of auto related expenses, as well as one year of club membership dues for which reimbursement was provided by the Company. The officer is entitled to all vested benefits under any retirement or supplemental retirement plans. Upon involuntary termination without cause, the officer is entitled to exercise all ISOs within one year of termination and all NQSOs within two years of termination. All unexpired vested SARs are exercisable within ninety days of termination and all unvested SARs and PSUs will expire at the close of business on the date of termination. Upon involuntary termination after a change in control, all unexpired stock options and SARs will fully vest and the officer is entitled to exercise all ISOs within one year of termination and all NQSOs and SARs within two years of termination. All unvested PSUs will fully vest and will be paid out at the maximum level of performance.

The Termination Agreements provide that an officer cannot compete with the Company during the term of the Termination Agreement, and in the event of an involuntary termination after a change in control, until the last payment of any benefits to the officer under the Termination Agreement. Each Termination Agreement also requires each officer not to disclose confidential information of the Company during the term of the Termination Agreement or thereafter.

The following table shows potential payments to the NEOs upon disability and death, voluntary termination, involuntary termination without cause or involuntary termination following a change in control. The amounts shown assume that the termination was effective October 1, 2016, the last business day of the Company’s most recent fiscal year end. The actual amounts to be paid can only be determined at the actual time of an officer’s termination.

Name	Type of Payment	Death	Disability or Retirement	Voluntary Termination	Involuntary Termination Without Cause	Involuntary Termination After a Change in Control
Scannell	Severance (1)	—	—	—	$1,937,887	$2,491,569
	Salary Continuance (2)	$ 415,262	—	—	—	—
	STI (3)	$ 142,019	$ 142,019	—	$ 142,019	$ 142,019
	Medical Coverage (4)	—	—	—	$ 26,954	$ 26,954
	Life Insurance (4)	—	—	—	$ 4,841	$ 4,841
	Disability Coverage (4)	—	—	—	$ 2,112	$ 2,112
	Professional Outplacement (4)	—	—	—	$ 5,000	$ 5,000
	Club Dues & Auto Expenses (4)	—	—	—	$ 9,123	$ 9,123
	Stock Option & SAR awards (5)	$3,494,036	$3,494,036	$3,494,036	$3,494,036	$3,494,036
	Stock awards (6)	$ 72,820	—	—	—	$ 433,950
	Total	$4,124,137	$3,636,055	$3,494,036	$5,621,972	$6,609,604
Fishback	Severance (1)	—	—	—	$1,546,833	$1,546,833
	Salary Continuance (2)	$ 257,806	—	—	—	—
	STI (3)	$ 88,170	$ 88,170	—	$ 88,170	$ 88,170
	Medical Coverage (4)	—	—	—	$ 26,954	$ 26,954
	Life Insurance (4)	—	—	—	$ 3,009	$ 3,009
	Disability Coverage (4)	—	—	—	$ 2,112	$ 2,112
	Professional Outplacement (4)	—	—	—	$ 5,000	$ 5,000
	Club Dues & Auto Expenses (4)	—	—	—	$ 11,092	$ 11,092
	Stock Option & SAR awards (5)	$2,654,578	$2,654,578	$2,654,578	$2,654,578	$2,654,578
	Stock awards (6)	$ 48,546	—	—	—	$ 289,298
	Total	$3,049,100	$2,742,748	$2,654,578	$4,337,748	$4,627,046

Name	Type of Payment	Death	Disability or Retirement	Voluntary Termination	Involuntary Termination Without Cause	Involuntary Termination After a Change in Control
Burghardt	Severance (1)	—	—	—	$1,066,679	$1,200,014
	Salary Continuance (2)	$ 200,002	—	—	—	—
	STI (3)	$ 68,401	$ 68,401	—	$ 68,401	$ 68,401
	Medical Coverage (4)	—	—	—	$ 26,954	$ 26,954
	Life Insurance (4)	—	—	—	$ 2,336	$ 2,336
	Disability Coverage (4)	—	—	—	$ 1,789	$ 1,789
	Professional Outplacement (4)	—	—	—	$ 5,000	$ 5,000
	Club Dues & Auto Expenses (4)	—	—	—	$ 8,668	$ 8,668
	Stock Option & SAR awards (5)	$ 163,400	$ 163,400	$ 163,400	$ 163,400	$ 163,400
	Stock awards (6)	$ 48,546	—	—	—	$ 289,298
	Total	$ 480,349	$ 231,801	$ 163,400	$1,343,227	$1,765,860
Trabert	Severance (1)	—	—	—	$1,200,014	$1,200,014
	Salary Continuance (2)	$ 200,002	—	—	—	—
	STI (3)	$ 68,401	$ 68,401	—	$ 68,401	$ 68,401
	Medical Coverage (4)	—	—	—	$ 21,172	$ 21,172
	Life Insurance (4)	—	—	—	$ 2,336	$ 2,336
	Disability Coverage (4)	—	—	—	$ 1,681	$ 1,681
	Professional Outplacement (4)	—	—	—	$ 5,000	$ 5,000
	Club Dues & Auto Expenses (4)	—	—	—	$ 9,778	$ 9,778
	Stock Option & SAR awards (5)	$ 127,960	$ 127,960	$ 127,960	$ 127,960	$ 127,960
	Stock awards (6)	$ 48,546	—	—	—	$ 289,298
	Total	$ 444,909	$ 196,361	$ 127,960	$1,436,342	$1,725,640
Athoe	Severance (1)	—	—	—	$1,200,014	$1,200,014
	Salary Continuance (2)	$ 200,002	—	—	—	—
	STI (3)	$ 68,401	$ 68,401	—	$ 68,401	$ 68,401
	Medical Coverage (4)	—	—	—	$ 19,568	$ 19,568
	Life Insurance (4)	—	—	—	$ 2,336	$ 2,336
	Disability Coverage (4)	—	—	—	$ 1,681	$ 1,681
	Professional Outplacement (4)	—	—	—	$ 5,000	$ 5,000
	Club Dues & Auto Expenses (4)	—	—	—	$ 1,177	$ 1,177
	Stock Option & SAR awards (5)	$ 351,800	$ 351,800	$ 351,800	$ 351,800	$ 351,800
	Stock awards (6))	$ 48,546	—	—	—	$ 289,298
	Total	$ 668,749	$ 420,201	$ 351,800	$1,649,977	$1,939,275

(1)

Severance payments for all NEOs under an involuntary termination due to a change in control would be 36 months, and are reflected in the table above. In the event of an involuntary termination (no change in control), severance payments for Mr. Scannell would be 28 months; for Mr. Burghardt would be 32 months; and for Messrs. Fishback and Trabert and Ms. Athoe would be 36 months.

(2)	Represents payment of base salary for a period of six months to the NEO’s surviving spouse or estate.

(3)	For years when there is STI, termination benefits would include those STI payments for all except voluntary termination.

(4)

For purposes of determining premiums for medical, life and disability coverage, the premiums paid in fiscal 2016 are reflected and for club dues and auto expenses, the amount paid in fiscal 2016 are reflected. Outplacement services have been estimated at $5,000. In the event of death, the estate or beneficiary of the officers will receive a life insurance payment pursuant to a plan covering all employees, subject to a cap of $4,000,000. In the event of disability, the officers are covered under a disability plan for all employees, which for officers provides up to 70% of pay until normal retirement age.

(5)

This is the value of outstanding, in the money stock option and SAR awards at October 1, 2016. The value was determined using September 30, 2016 Class A and Class B market prices. For stock options, the value was calculated by multiplying the market price by shares which can be acquired assuming all such options were exercised less the exercise price of the option. For SARs, the value was calculated for the increase in the market price over the exercise price.

(6)

This is the value of outstanding PSU awards at October 1, 2016 that would vest and become payable without performance conditions upon termination. The value was determined using September 30, 2016 Class A and Class B market prices and was calculated by multiplying the market price by shares which would be acquired upon vest.

DIRECTORS AND OFFICERS INDEMNIFICATION INSURANCE

On November 30, 2004, the Board of Directors approved indemnification agreements for officers, directors and key employees. The indemnification agreement provides that officers, directors and key employees will be indemnified for expenses, investigative costs and judgments arising from threatened, pending or completed legal proceedings. The form of the indemnification agreement was filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed on December 1, 2004.

On November 1, 2016 the Company renewed an officers and directors indemnification insurance coverage through policies written by the Chubb Group, Travelers, AIG, Allied World, and Nationwide. The renewal was for a one-year period at an annual premium of $578,290. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. No payments or claims of indemnification or expenses have been made under any such insurance policies purchased by the Company at any time.

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors, as determined by the Board of Directors under the rules of the Securities and Exchange Commission, the New York Stock Exchange listing standards, and the Company’s standards for director independence. The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert,” as defined under applicable federal law and regulations. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website. The Audit Committee has sole authority to appoint, terminate or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee.

The Audit Committee reviews the Company’s financial statements and the Company’s financial reporting process. Management has the primary responsibility for the Company’s financial statements and internal control over financial reporting, as well as disclosure controls and procedures.

In this context, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the fiscal year ended October 1, 2016. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 1301, Communications with Audit Committees, as amended or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Accounting Oversight Board regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the fiscal year ended October 1, 2016, filed with the Securities and Exchange Commission.

Kraig H. Kayser, Chair	William G. Gisel, Jr.
Peter J. Gundermann	R. Bradley Lawrence

— AUDIT FEES AND PRE-APPROVAL POLICY —

The following table sets forth the fees incurred by the Company related to the services of the Company’s principal independent accountants, Ernst & Young LLP for the fiscal years ended October 1, 2016 and October 3, 2015:

	Fiscal Year Ended October 1, 2016	Fiscal Year Ended October 3, 2015
Audit Fees	$1,838,439	$1,631,863
Audit-Related Fees	11,203	—
Tax Fees (1)	148,209	131,276
All Other Fees	20,108	1,421

Total	$2,017,958	$1,764,560

(1)	Tax fees relate to services associated with tax planning and compliance.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to any de minimis exceptions described in the Exchange Act which are approved by the Audit Committee. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. None of the services described above were approved by the Audit Committee under the de minimis exception provided by SEC Regulation S-X, Rule 2-01(c)(7).

PROPOSAL 2 — APPROVAL OF THE MOOG INC. EMPLOYEE STOCK PURCHASE PLAN

SUMMARY

On November 15, 2016, our Board of Directors (the “Board”) approved the terms of the Moog Inc. Employee Stock Purchase Plan (the “ESPP”), subject to shareholder approval. There are 2,000,000 shares of common stock reserved for issuance under the ESPP.

The ESPP provides a means for our employees to purchase our common stock. Under the ESPP, employees may purchase up to $25,000 of our common stock in any calendar year, determined at the fair market value. The ESPP is intended to meet the requirements of an employee stock purchase plan under Section 423 of the Internal Revenue Code with respect to its U.S. based employees. The Board believes that the ESPP will encourage broader stock ownership by our employees and thereby provide an incentive for employees to contribute to the success of Moog. The Board intends for the ESPP to offer a convenient means for employees who might not otherwise purchase and hold our common stock to do so and that the discounted purchase price feature of the ESPP provides a meaningful inducement to participate. The Board also believes that employees’ continuing economic interest, as shareholders, in the performance and success of Moog will enhance our entrepreneurial spirit, which we believe will greatly contribute to our long-term success.

The material features of the ESPP are summarized below. This summary, however, does not purport to be a complete description of the ESPP. The ESPP has been filed with the SEC as Exhibit A to this proxy statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the ESPP. The last sales price of our Class A Common Stock on the New York Stock Exchange on December 20, 2016 was $66.77 per share. The last sales price of our Class B Common Stock on the New York Stock Exchange on December 20, 2016 was $67.70 per share.

PURPOSE

As noted above, the purpose of the ESPP is to provide a means by which employees of Moog and its participating subsidiaries may purchase shares of Moog common stock, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of Moog.

ADMINISTRATION

The Executive Compensation Committee of the Board of Directors (the “Committee”) administers the ESPP and has the power to construe and interpret both the ESPP and the rights granted under it. The Committee has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase common stock will be granted and the provisions of each offering of such rights, which need not be identical. The Board may at any time (i) appoint a person or other committee to serve in such capacity, and (ii) act in lieu of the Committee on any matter authorized for administrative action under the ESPP. The Board may revoke the authority of the Committee at any time. As used herein with respect to the ESPP proposal, references to the Board also includes any committee the Board appoints to administer the ESPP, as the context requires.

STOCK SUBJECT TO ESPP

We have initially reserved 2,000,000 shares of common stock for issuance under the ESPP. We may issue shares in the form of Class A Common Stock or Class B Common Stock. The Class A Common Stock issued by Moog under the ESPP may be from authorized but unissued Class A Common Stock or authorized and issued Class A Common Stock held in Moog’s treasury or acquired by Moog through repurchases in the open market or in privately negotiated transactions from third parties, any affiliate of Moog, or any of Moog’s affiliated benefit or welfare plans. The Class B Common Stock issued by Moog under the ESPP may only be from shares of Class B Common Stock that are authorized and issued on the effective date of the ESPP and that are acquired by Moog through repurchases in the open market or in privately negotiated transactions from third parties, any affiliate of Moog or any of Moog’s affiliated benefit or welfare plans. The number of shares available under the ESPP will be subject to adjustment as described below in the paragraph entitled “Adjustment Provisions.” If rights granted under the ESPP expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights will again become available for issuance under the ESPP.

OFFERINGS

The ESPP is implemented by offerings of rights to all eligible employees from time to time by the Committee. Offerings may, but need not, be consecutive and the Committee in its discretion at any time may prospectively discontinue or suspend future offerings. The Committee designates the length and start date for an offering from time to time. Prior to the commencement of any offering, the Committee may change any or all terms of such offering and subsequent offerings, including the length of the offering period (subject to a maximum offering period of two years from the offering commencement date). The provisions of separate offerings need not be identical, but each offering will conform to the ESPP. The commencement date for the initial offering period has yet to be determined.

ELIGIBILITY

Any person who is customarily employed at least 20 hours per week and more than five months per calendar year, or any lesser number of hours per week and/or number of months in any calendar year established by the Committee (if required under applicable local law) by a participating employer will be eligible to participate in the ESPP. Initially, it is anticipated that only Moog entities with employees providing services in the United States will be participating employers. The Committee is also authorized to extend purchase rights to eligible employees employed by Moog subsidiaries located outside the United States under one or more separate offerings. The eligibility terms and conditions for offerings outside of the United States need not be the same as offerings for U.S. based employees, and may be provided in a manner not intended to comply with Section 423 (a “Non-423 Component”).

Officers of Moog or other participating employers may participate in offerings under the ESPP, provided, however, that the Committee may provide in an offering that certain employees who are “highly compensated” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), are not eligible to participate in the offerings. The Committee may determine that service with a corporation acquired by Moog will constitute service with Moog for purposes of eligibility in the ESPP.

However, no employee is eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of a related corporation, including any stock which such employee may purchase under all outstanding rights and options. As of the record date, there are approximately 10,860 individuals employed by Moog and its subsidiaries worldwide, and approximately 5,500 of these employees are providing services in the United States.

PARTICIPATION IN THE ESPP

An eligible employee becomes a participant in the ESPP by delivering to Moog a participation agreement authorizing payroll deductions for the purchase period. For each offering thereafter, the employee’s payroll deductions shall automatically continue in effect as originally elected, unless otherwise modified or terminated.

PURCHASE PRICE

The purchase price per share of common stock sold in an offering under the ESPP will be at a discount as established by the Committee. The maximum permitted discounted purchase price is the lower of 85% of the fair market value of a share of our common stock at the beginning and the end of the offering period. Under the ESPP, the fair market value of common stock on any relevant date shall generally be the closing price per share on the last trading day immediately preceding that date, as officially quoted on the principal exchange on which it is traded. If there are no sales of stock on such day, then the closing selling price for the stock on the next preceding day for which there does exist such quotation shall be determinative of fair market value.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

The purchase price of the shares of common stock with respect to employees in our U.S. operations is accumulated by payroll deductions over the period of the offering. A participant may elect to contribute up to 15% of his or her eligible earnings, subject to a cap of $25,000 per calendar year and any other limitation required by applicable law, to the

ESPP during each offering period. Eligible earnings means with respect to any offering period, the participant’s regular base wages, salary and overtime pay, determined without reduction for contributions made under the ESPP or contributions to any Section 401(k) or cafeteria plan. The Committee in its discretion may establish on a uniform and nondiscriminatory basis a different definition of compensation under each offering. At any time during the offering, a participant may terminate his or her payroll deductions as the Committee provides in the offering. A participant may not otherwise adjust his or her participation percentage during any purchase period. The Committee may at any time change the rules relating to the timing and frequency of withdrawals. All payroll deductions made for a participant are credited to his or her account under the ESPP and deposited with our general funds.

PURCHASE OF COMMON STOCK

By authorizing payroll deductions during the period, an employee is entitled to purchase shares of common stock under the ESPP. On the applicable purchase date, a participant’s accumulated payroll deductions and other additional payments, if any, will be used to purchase shares of common stock at the purchase price for the offering, up to the maximum number of shares permitted. No fractional shares will be issued and the amount, if any, remaining in a participant’s account after the purchase of shares on the purchase date (which is less than the amount required to purchase one share) will automatically be refunded to the participant on the last business day of each purchase period.

In connection with offerings made under the ESPP, the Committee may specify prior to the beginning of an offering period the maximum number of shares of common stock a participant may be granted the right to purchase. If the aggregate number of shares of common stock to be purchased upon exercise of rights granted in the offering will exceed the maximum aggregate number of shares common stock available, the Committee will make a pro rata allocation of available shares of common stock in a uniform and equitable manner. However, no employee may purchase more than $25,000 worth of such common stock, determined at the fair market value of the shares of common stock at the time such rights are granted, under the ESPP in any calendar year.

WITHDRAWAL

A participant’s withdrawal from the ESPP shall be governed by the rules and procedures established by the Committee from time to time in connection with each offering.

TERMINATION OF EMPLOYMENT

Rights granted pursuant to any offering under the ESPP terminate immediately upon cessation of an employee’s employment with Moog for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

Rights granted under the ESPP are generally not transferable and may be exercised only by the person to whom such rights are granted. In addition, we anticipate imposing a transfer restriction such that common stock purchased under the ESPP may not be sold or otherwise transferred within one year after the purchase date. It is also anticipated that purchased shares will be held in a brokerage account until expiration of the holding period. The Committee may establish additional transfer restrictions in connection with an offering, including a right of first refusal.

ADJUSTMENT PROVISIONS

If any change is made in the shares of our common stock subject to the ESPP, or subject to any rights granted under the ESPP, without receipt of consideration by Moog, through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, combination of shares or other change affecting the outstanding stock, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by Moog, the ESPP and outstanding rights will be appropriately and proportionately adjusted in the maximum number of shares of common stock subject to the ESPP and the number of shares of common stock and price per shares of common stock subject to outstanding rights.

EFFECT OF A CHANGE IN CONTROL

In the event of Change in Control, the acquiring corporation may elect to assume or continue Moog’s rights and obligations under the ESPP. If the acquiring corporation does not elect to assume Moog’s rights and obligations, then all outstanding purchase rights under the ESPP will automatically be exercised immediately prior to the Change in Control by applying all sums previously collected from participants during the purchase period of such transaction to the purchase of shares. Any shares acquired as a result of an automatic exercise immediately prior to a Change of Control shall not be subject to a holding period or any transfer restriction previously established by the Committee. All purchase rights that are neither assumed, continued nor substituted by the acquiring corporation, nor exercised as of the date of the Change in Control, will terminate and cease to be outstanding effective as of the date of the Change in Control.

A Change in Control means:

(i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”), becomes, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of either (1) the then-outstanding shares of Moog Stock (the “Outstanding Moog Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of Moog entitled to vote generally in the election of directors (the “Outstanding Moog Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from Moog, (B) any acquisition by Moog, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Moog or any affiliated company, or (D) any acquisition pursuant to a transaction described in subsections (iii)(1), (iii)(2) and (iii)(3) below;

(ii) Any time at which individuals who, as of the effective date of the ESPP, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date whose election, or nomination for election by Moog’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving Moog or any of its subsidiaries, a sale or other disposition of all or substantially all of Moog’s assets, or the acquisition of assets or stock of another entity by Moog or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination:

(1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Moog Common Stock and the Outstanding Moog Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 75% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns Moog or all or substantially all of Moog’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Moog Common Stock and the Outstanding Moog Voting Securities, as the case may be,

(2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Moog or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and

(3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Approval by Moog’s shareholders of a complete liquidation or dissolution of the company.

DURATION, AMENDMENT AND TERMINATION

The Board or the Committee may amend, suspend, or terminate the ESPP at any time. No rights may be granted under this ESPP while the ESPP is suspended or after it is terminated. Rights granted before an amendment of the ESPP will not be adversely altered or impaired by any amendment of the ESPP without consent of the employee to whom such rights were granted or except as necessary to comply with Section 423 or other applicable law. If the ESPP is terminated, the Board or the Committee may elect, without the consent of any employee, to terminate all outstanding offering periods either immediately or after the purchase of shares of common stock on the next purchase date, or it may allow the offering periods to expire in accordance with their terms. If any offering periods are terminated before expiration, then all amounts credited to participants’ accounts that were not used to buy shares of common stock will be returned to the participants as soon as administratively practicable.

FEDERAL INCOME TAX INFORMATION

The following discussion is a brief summary of certain United States federal income tax consequences under current federal income tax laws relating to awards under the new plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences, or the tax treatment of any purchases under the Non-423 Component of the new plan.

As noted above, the new plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code for Moog employees providing services in the U.S. Under a plan which so qualifies, an eligible employee recognizes no taxable income upon either the grant or the exercise of the option. The employee does not recognize taxable income until there is a sale or other disposition of the shares acquired under the new plan or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing selling price of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If a participant sells or disposes of the purchased shares more than two (2) years after his or her entry date into the offering period in which the shares were acquired and more than one (1) year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the closing selling price of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the closing selling price of the shares on the participant’s entry date into that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such disposition.

NEW PLAN BENEFITS

The benefits to be received by our executive officers and employees as a result of the proposed approval of the ESPP are not determinable, as the amounts of future purchases by participants are based on elective participant contributions.

The Board unanimously recommends a vote “FOR” the approval of the Moog Inc. Employee Stock Purchase Plan.

In accordance with the Board’s recommendation, the proxy holders will vote the shares of common stock covered by valid and timely received proxies “FOR” the approval of the ESPP, unless instructed otherwise.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, on the recommendation of the Audit Committee, has selected Ernst & Young LLP, an independent registered public accounting firm, to continue as independent auditors of the Company for the 2017 fiscal year. Representatives of Ernst & Young LLP, who will be available at the shareholders meeting, will be given the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” ratification of Ernst & Young LLP as auditors for fiscal year 2017.

PROPOSALS OF SHAREHOLDERS FOR 2018 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2018 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company no later than August 15, 2017. Under the Company’s by-laws, if a shareholder wishes to nominate a director or bring other business before the shareholders at the 2018 Annual Meeting without having a proposal included in the Proxy Statement for that meeting, the shareholder must notify the Secretary of the Company in writing between September 15, 2017 and October 15, 2017, and the notice must contain the specific information required by the Company’s by-laws. A copy of the Company’s by-laws can be obtained without charge from the Treasurer of the Company, East Aurora, New York, 14052.

Section 1.06 of the Company’s by-laws provides that proposals may be properly brought before an annual meeting by a shareholder of record (both at the time notice of the proposal is given by the shareholder and as of the record date of the annual meeting in question) of any shares of the Company entitled to vote at the annual meeting if the shareholder provides timely notice of the proposal to the Secretary of the Company in accordance with the requirements of the by-laws. A shareholder making a proposal at an annual meeting must be present at such meeting in person, and the business brought before an annual meeting must also be a proper matter for shareholder action under the New York Business Corporation Law.

A shareholder’s notice to the Secretary of the Company must set forth certain information regarding the shareholder and the proposal, including the name and address of the shareholder, a brief description of the business the shareholder desires to bring before the annual meeting and the reasons for conducting such business at such annual meeting, the class or series and number of shares beneficially owned by the shareholder, the names and addresses of other shareholders known to support such proposal and any material interest of the shareholder in such proposal.

Section 1.06 further provides that nominations of candidates for election as directors of the Company at any annual meeting of shareholders may be made by a shareholder of record (both at the time notice of such nomination is given by the shareholder and as of the record date of the annual meeting in question) of any shares of the Company entitled to vote at the annual meeting for the election of directors if the shareholder provides timely notice to the Secretary of the Company in accordance with the requirements of the by-laws. A shareholder may nominate a candidate for election as a director only as to such class of director whose election the shareholder would be entitled to vote thereon at an annual meeting of shareholders. Any shareholder who desires to make a nomination must be present in person at the annual meeting.

In addition to the information required in a notice of a proposal, a notice to the Secretary with respect to nominations must contain certain information regarding each proposed nominee for director, including, the nominee’s name, age, business and residence address, principal occupation, the class or series and number of shares of the Company beneficially owned by the nominee and a consent of the nominee to serve as a director, if elected. The notice must also provide a description of any arrangements or understandings between the nominating shareholder and each nominee and such other information concerning the nominee as required pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

Further information regarding proposals or nominations by shareholders can be found in Section 1.06 of the Company’s by-laws. If the Board of Directors or a designated committee determines that any proposal or nomination was not made in a timely fashion or fails to meet the information requirements of Section 1.06 in any material respect, such proposal or nomination will not be considered.

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record, and will reimburse such persons for any reasonable expense in forwarding the material. The Company anticipates hiring Alliance Advisors LLC to assist in the solicitation of proxies for a fee anticipated to be $6,500, plus disbursements. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone and will not receive any additional compensation.

Copies of the 2016 Annual Report of the Company, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2016, are being mailed to shareholders, as are this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders. Additional copies may be obtained, without charge, from the Treasurer of the Company, East Aurora, New York 14052.

By Order of the Board of Directors

ROBERT J. OLIVIERI, Secretary

Dated: East Aurora, New York

                     January 19, 2017

EXHIBIT A

MOOG INC.

EMPLOYEE STOCK PURCHASE PLAN

EXHIBIT TO PROPOSAL 2 ON PAGE 46 OF THIS PROXY STATEMENT

EXHIBIT A

MOOG INC.

EMPLOYEE STOCK PURCHASE PLAN

EXHIBIT A — TABLE OF CONTENTS

16.	DEFINITIONS AND CONSTRUCTION	A-10

EXHIBIT A – MOOG INC. EMPLOYEE STOCK PURCHASE PLAN

MOOG INC.

EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE AND EFFECTIVE DATE

1.1 PURPOSE. The purpose of the Moog Inc. Employee Stock Purchase Plan (the “Plan”) is to provide Eligible Employees of Moog Inc. (the “Company”) and its Participating Employers an opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock. The Company intends for the Plan to have two components: a component intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code (the “423 Component”) and a component that is not intended to qualify as an employee stock purchase plan under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component will be interpreted so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. The provisions of the Non-423 Component shall be subject to rules, procedures, or sub-plans adopted by the Committee from time to time for compliance with local tax, securities, exchange control, privacy and other laws that apply to Offerings under the Plan by Participating Employers domiciled outside of the United States. Except as specifically set forth in the Plan or provided by Committee action, the Non-423 Component will operate and be administered in the same manner as the 423 Component. Capitalized terms shall have the meaning set forth in Section 16 of the Plan.

1.2 EFFECTIVE DATE. The Plan was adopted by the Board on November 15, 2016, subject to the requisite approval of the Company’s shareholders at the 2017 Annual Meeting of Shareholders. Subject to such shareholder approval, the Plan shall become effective as of February 15, 2017.

2.	ADMINISTRATION

2.1 ADMINISTRATION BY THE COMMITTEE. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, and shall be given the maximum deference permitted under applicable law. Subject to the provisions of the Plan, including but not limited to Section 2.5, the Committee shall determine all of the relevant terms and conditions of Purchase Rights.

2.2 NON-U.S. PARTICIPATION.

(a) Purchase Rights may be extended to Eligible Employees employed by Non-U.S. Participating Employers under either (i) a separate Offering under the 423 Component or (ii) a Sub-Plan under the Non-423 Component. In either case, the Committee may include rules or procedures relating to the operation and administration of the Plan with respect to any such Purchase Rights in order to comply with or accommodate the specific legal requirements in jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding eligibility to participate, handling of Contributions and payroll deductions, making of Contributions to the Plan, defining eligible Compensation, establishment of bank or trust accounts to hold Contributions, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with local requirements.

(b) Any rules or procedures that are adopted as part of a separate Offering under the 423 Component with respect to a Non-U.S. Participating Employer shall only apply to the extent consistent with the requirements under Section 423 and Treasury Regulation Section 1.423-2(f).

(c) To the extent that the terms of a Sub-Plan conflict with the terms otherwise set forth in the Plan , the Sub-Plan’s terms shall take precedence over such other Plan provisions; provided however, that in all events that Section 3 and Section 11.1 shall take precedence over the terms in any Sub-Plan.

EXHIBIT A – MOOG INC. EMPLOYEE STOCK PURCHASE PLAN

2.3 ADDITIONAL AUTHORITY OF THE COMMITTEE. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms and Section 423 of the Code, including, but not by way of limitation, the following powers:

(a) To construe and interpret the Plan and to correct any defect, omission or inconsistency in the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(b) To establish, amend, waive and revoke rules, regulations and procedures that it deems necessary for the administration of the Plan (including, without limitation, to take any actions as described in Section 2.2 with respect to participation by Eligible Employees outside of the United States);

(c) To determine any and all considerations affecting the eligibility of any Employee to become a Participant or to remain a Participant in the Plan;

(d) To cause an Account or Accounts to be maintained for each Participant;

(e) To determine the Offering Periods and the number of shares of Common Stock for which Purchase Rights shall be granted;

(f) To designate separate Offerings under the Plan;

(g) To designate entities as Participating Employers pursuant to the terms of the Plan and to identify them as participating in either the 423 Component or Non-423 Component;

(h) To designate a broker or brokers to receive shares of Common Stock purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated broker(s)

(i) To resolve all questions and settle all controversies regarding the Plan;

(j) To employ such brokers, counsel, agents, advisers and employees, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan; and

(k) To delegate to any person or persons the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan, including but not limited to the authority to amend or modify the terms and provisions of a Sub-Plan for appliance with applicable law.

2.4 POLICIES AND PROCEDURES ESTABLISHED BY THE COMMITTEE. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Committee may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Committee, in its discretion, for the proper administration of the Plan, including, without limitation, to (a) establish a minimum Contribution amount required for participation in an Offering, (b) limit the frequency and/or number of changes permitted in the rate of Contribution during an Offering, (c) designate separate Offerings, (d) terminate or change the Offering Periods, (e) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (f) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, (g) permit Contributions greater than or less than the amount designated by a Participant in order to adjust for a Participating Employer’s delay or mistake in processing a Participation Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, (h) determine the date and manner by which the Fair Market Value of a share of Common Stock is determined for purposes of administration of the Plan, and (i) establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.

2.5 EQUAL RIGHTS AND PRIVILEGES. All Eligible Employees under the 423 Component of the Plan shall have equal rights and privileges with respect to the Plan or within any separate Offering under the Plan to the extent required for the Plan to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

2.6 ADMINISTRATIVE EXPENSES. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Company; except that any stamp duties or transfer

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taxes applicable to a Participant’s purchase of shares of Common Stock may be charged to the Participant’s Account. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but brokerage fees for the resale of shares by a Participant shall be borne by the Participant.

2.7 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Company, members of the Board or the Committee and any officers or employees of the Company to whom authority to act for the Board, the Committee or the Company is delegated (collectively, the “Indemnitees”) shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same. The provisions of this Section 2.7 shall be in addition to any indemnification rights that an Indemnitee has under the Company’s by-laws or other contract with the Company or its Subsidiaries.

3.	SHARES SUBJECT TO PLAN

Subject to adjustment under Section 11.1, the maximum aggregate number of shares of Company Stock that may be issued under the Plan may not exceed 2,000,000 shares. Shares of Class A Common Stock issued by the Company under the Plan may be from authorized but unissued Class A Common Stock or authorized and issued Class A Common Stock held in the Company’s treasury or acquired by the Company through repurchases in the open market or in privately negotiated transactions from third parties, any affiliate of the Company, or any of the Company’s affiliated benefit or welfare plans. Shares of Class B Common Stock issued by the Company under the Plan may only be from shares of Class B Common Stock that are authorized and issued on the Effective Date and that are acquired by the Company through repurchases in the open market or in privately negotiated transactions from third parties, any affiliate of the Company or any of the Company’s affiliated benefit or welfare plans. The Committee may direct that any stock certificate evidencing shares issued under the Plan must bear a legend setting forth such restrictions on transferability as may apply to the shares. If an outstanding Purchase Right for any reason expires or is terminated or canceled without the issuance of shares of Company Stock thereunder, the shares of Company Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

4.	ELIGIBILITY

4.1 EMPLOYEES ELIGIBLE TO PARTICIPATE. An “Eligible Employee” means any Employee of a Participating Employer who is customarily employed for at least 20 hours per week and more than 5 months in any calendar year, or any lesser number of hours per week and/or number of months in any calendar year established by the Committee (if required under applicable local law). Notwithstanding the foregoing, the Committee, in its discretion may, from time to time on a prospective basis prior to the beginning of an Offering Period and with respect to all Purchase Rights to be granted on the corresponding Offering Commencement Date, change the requirements for an Employee to be an Eligible Employee in a manner consistent with Section 423 of the Code; provided that any exclusion is applied with respect to any such Offering Period in an identical manner to all Employees of each Participating Employer whose Employees are participating in that Offering and in a manner that complies with Treasury Regulation Section 1.423-2(e).

4.2 NON-U.S. EMPLOYEES. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423

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Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Committee has determined that participation of such Eligible Employees is not advisable or practicable.

4.3 EXCLUSION OF CERTAIN SHAREHOLDERS. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation or a related corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 4.3, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

5.	OFFERINGS

The Plan shall be implemented through a series of Offerings. The Committee shall designate whether a Purchase Right allows a Participant to purchase either Class A Common Stock or Class B Common Stock prior to the beginning of an Offering Period. Offerings may, but need not, be consecutive, and the Committee in its discretion at any time may elect to prospectively discontinue or suspend future Offerings. The Committee in its sole discretion shall determine the terms and conditions of any Offerings as it deems appropriate; provided, however, that each Offering shall comply with the provisions of the Plan and no Offering Period shall be longer than two years. The terms of separate Offerings need not be identical. The Committee shall have the authority to prospectively change the duration, frequency, commencement and ending dates of future Offering Periods (subject to a maximum Offering Period of two years) without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

6.	PLAN PARTICIPATION

6.1 INITIAL PARTICIPATION. An Eligible Employee may become a Participant for an Offering Period by delivering or submitting a properly completed Participation Agreement in such form and manner prescribed by the Company (which may be electronic) by the deadline established by the Company for that Offering Period. Participation in the Plan is entirely voluntary. An Eligible Employee who does not deliver or submit a properly completed Participation Agreement on or before the deadline for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers or submits a properly completed Participation Agreement on or before the deadline for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the deadline to submit a Participation Agreement for an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Commencement Date of such subsequent Offering Period.

6.2 CONTINUED PARTICIPATION. A Participant shall automatically participate in the next Offering Period commencing immediately after the Purchase Date of the prior Offering Period in which the Participant participated, provided that the Participant remains an Eligible Employee on the Offering Commencement Date of the subsequent Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 10.1, (b) decreased his or her rate of Contributions to zero percent (0%) as of the Purchase Date for the prior Offering Period pursuant to Section 7.3, or (c) terminated employment as provided in Section 10.3. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section 6.2, is not required to deliver or submit any additional Participation Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver or submit a new Participation Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 6.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Participation Agreement.

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7.	PARTICIPANT CONTRIBUTIONS

Except as provided under Section 7.7 below, shares of Common Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

7.1 AMOUNT OF PAYROLL DEDUCTIONS. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation each payroll date during an Offering Period shall be determined by the Participant’s Participation Agreement. The Participation Agreement shall set forth the percentage or fixed dollar amount of the Participant’s Compensation to be deducted each payroll date during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 7.3 to stop payroll deductions during an Offering Period) or more than fifteen percent (15%) of such Compensation up to a maximum contribution provided under Section 8.2; provided, however, that should a payroll date occur on a Purchase Date, a Participant will have any payroll deductions withheld on such date applied to his or her Account for the subsequent Offering Period. The Committee may prospectively change the foregoing limits on payroll deductions effective as of any later Offering Commencement Date. A Participant’s Participation Agreement will remain in effect for successive Offering Periods, subject to Section 6.2, or be otherwise terminated in accordance with the Plan.

7.2 COMMENCEMENT OF CONTRIBUTIONS. Payroll deductions for a Participant shall commence on the first pay day on or following the Offering Commencement Date and shall end on the last payroll date prior to the end of the Offering Period unless sooner modified or terminated as provided herein.

7.3 ELECTION TO DISCONTINUE CONTRIBUTIONS AND REQUIRED WITHDRAWAL. During an Offering Period, a Participant may elect to discontinue payroll deduction Contributions from his or her Compensation by delivering or submitting to the Company a new Participation Agreement or by following such other procedure prescribed by the Company to authorize such discontinuance, including by meeting any applicable deadline to take such action with respect to an Offering Period as established by the Company from time to time in a nondiscriminatory manner and announced to the Participants. Such election to cease contributions will be implemented as soon as administratively feasible. A Participant who elects, after already making Contributions for an Offering Period, to discontinue his or her Contributions shall be deemed to have withdrawn from the Plan in accordance with Section 10.1 and Contributions shall be returned to the Participant consistent with Section 10.2. Notwithstanding the foregoing, if such deemed withdrawal would occur after any deadline imposed by the Company as described in Section 10.1 in order for a withdrawal to be effective with respect to the Purchase Date for such Offering Period, then the Participant shall not be deemed to have withdrawn from the Plan until after the Purchase Date and the Participant’s accumulated Contributions shall be used to exercise his or her Purchase Right on the Purchase Date of such Offering Period, and remaining Contributions shall be returned to the Participant in accordance with Section 9.4. A Participant may not elect to increase or decrease (except to zero percent (0%)) his or her rate of Contributions during the Offering Period.

7.4 ADMINISTRATIVE SUSPENSION OF CONTRIBUTIONS. The Company may suspend a Participant’s Contributions under the Plan as the Company deems advisable to avoid accumulating Contributions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Common Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.2. Unless the Participant has either withdrawn from the Plan as provided in Section 10.1 or has ceased to be an Eligible Employee, Contributions shall resume at the rate specified in the Participant’s then effective Participation Agreement at the beginning of the next Offering Period for which the Participant is able to purchase shares of Common Stock in compliance with such limitations.

7.5 CONTRIBUTIONS TO ACCOUNTS; NO INTEREST. Individual bookkeeping accounts shall be maintained for each Participant for the purpose of accounting for Contributions. Contributions shall be credited to Accounts as soon as administratively practicable following payroll withholding or receipt of other permissible direct cash payment. Amounts credited to Accounts will not be credited with or accrue interest, except as may be required by applicable law, as determined by the Committee, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

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7.6 USE OF FUNDS. All Contributions received or held by the Participating Employers may be used for any corporate purpose, and the Participating Employers are not obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which applicable laws require that Contributions to the Plan by Participants be segregated from general corporate funds and/or deposited with an independent third party. Until the shares of Common Stock are purchased and issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares of Common Stock and no right to vote or receive dividends or any other rights as a shareholder with respect to such shares of Common Stock.

7.7 CASH CONTRIBUTIONS. The Committee may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Committee determines that cash contributions are permissible under Section 423 of the Code, or (iii) the Eligible Employees are participating in the Non-423 Component.

8.	PURCHASE RIGHTS AND PURCHASE PRICE

8.1 GRANT OF PURCHASE RIGHT. Except as otherwise provided below, on the Offering Commencement Date of each Offering Period, each Participant in such Offering Period automatically shall be granted a Purchase Right, subject to (a) such maximum number of shares of Common Stock as may be determined by the Committee prior to the beginning of such Offering Period, (b) the limitations in Section 8.2, and (iii) any applicable adjustment under Section 11.1. The Committee may, prior to the beginning of any Offering Period, change the maximum number of shares of Common Stock that may be purchased by a Participant in such Offering Period, provided that any such limitation is imposed on an equal basis to all Participants under such Offering or as otherwise permitted in accordance with Section 423 of the Code. No Purchase Right shall be granted on an Offering Commencement Date to any person who is not, on such Offering Commencement Date, an Eligible Employee.

8.2 CALENDAR YEAR PURCHASE LIMITATION. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Common Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Employer intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Commencement Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the applicable U.S. Treasury Regulations thereunder.

8.3 PURCHASE PRICE. The Purchase Price at which each share of Common Stock may be acquired on a Purchase Date at the end of an Offering Period upon the exercise of all or any portion of a Purchase Right shall be the lesser of eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Commencement Date or the Purchase Date for such Offering Period. Notwithstanding the foregoing, the Committee may establish a higher price (i.e., a lesser discount) and/or provide that the price will be established with reference to only the Commencement Date or only the Purchase Date for one or more Offerings under the Plan prior to the Offering Period to which such higher Purchase Price shall apply.

8.4 NON-TRANSFERABILITY. Neither Purchase Rights nor any Contributions or other amounts credited to a Participant’s Account may be assigned, transferred, pledged or otherwise disposed of in any manner other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 10.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

9.	PURCHASE OF SHARES

9.1 EXERCISE OF PURCHASE RIGHT. On the Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall

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acquire pursuant to the automatic exercise of the Participant’s Purchase Right the maximum number of whole shares of Common Stock, in the form of either Class A Common Stock or Class B Common Stock as designated with respect to that Offering Period, determined by dividing (a) the total amount of the Participant’s Contributions accumulated in the Participant’s Account during the Offering Period by (b) the Purchase Price, subject to the limitations in Section 8 above. No fractional shares of Stock will be purchased. No shares of Common Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

9.2 PRO RATA ALLOCATION OF SHARES. If the number of shares of Common Stock that may be purchased by all Participants on a Purchase Date exceeds the number of shares of Common Stock then available for issuance under the Plan, the Company shall make a pro rata allocation of the shares available in as uniform a manner as it determines to be practicable and equitable among all Participants exercising Purchase Rights to purchase Common Stock on such Purchase Date. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

9.3 DELIVERY OF CERTIFICATES. As soon as practicable after each Purchase Date, the acquired shares shall be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish procedures to permit tracking of disqualifying dispositions of such shares. Alternatively, the Company may arrange the delivery to each Participant of the shares of Common Stock acquired by the Participant on such Purchase Date by electronic or other means determined by the Company in its sole discretion and pursuant to rules established by the Committee. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

9.4 RETURN OF CASH BALANCE. Any cash balance remaining in a Participant’s Account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date, without interest. Notwithstanding the foregoing, the Committee may, in its discretion and to the extent permissible under Section 423 of the Code, determine that, if the Contributions to be returned to a Participant pursuant to the foregoing are less than the amount necessary to have purchased an additional whole share of Common Stock on such Purchase Date, the Company shall retain the cash balance in the Participant’s Account to be applied toward the purchase of shares of Common Stock in the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10.

9.5 TAX WITHHOLDING. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Common Stock he or she acquires under the Plan (or any other time that a taxable event related to the Plan occurs), the Participant shall make adequate provision for the federal, state, local and/or any other tax liability payable to any authority (including taxes imposed by jurisdictions outside of the U.S.), social security or other tax withholding obligations, if any, of the Participating Employer which arise upon exercise of the Purchase Right or upon such disposition of shares (or any other time that a taxable event related to the Plan occurs), as applicable. The Participating Employer may, but shall not be obligated to, withhold from the Participant’s compensation or any other payments due to the Participant the amount necessary to meet such withholding obligations or withhold from the proceeds of the sale of shares of Common Stock the amount that the Participating Employer deems appropriate to the extent permitted by Treasury Regulation Section 1.423-2(f), including any withholding required to make available to the Company or to the Participating Employer any tax deductions or benefit attributable to the sale or early disposition of shares of Common Stock by the Participant.

9.6 EXPIRATION OF PURCHASE RIGHT. Any portion of a Participant’s Purchase Right remaining unexercised at the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

10.	WITHDRAWAL; CHANGE IN EMPLOYMENT STATUS

10.1 VOLUNTARY WITHDRAWAL FROM THE PLAN. A Participant’s withdrawal from the Plan shall be governed by the rules and procedures established by the Committee from time to time in connection with each Offering. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering, subject to the requirements of Sections 4 and 6.

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10.2 RETURN OF PAYROLL DEDUCTIONS. If authorized by the Committee, Participant’s voluntary withdrawal from the Plan pursuant to Section 10.1, the Participant’s accumulated Contributions in his or her Account balance that have not been applied toward the purchase of shares of Common Stock shall be refunded to the Participant as soon as practicable after the withdrawal, and the Participant’s interest in the Plan and the Offering shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan. A Participant’s withdrawal from the Plan will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in any Offering Periods which commence after the termination of the Offering Period during which the Participant withdrew.

10.3 CHANGE IN EMPLOYMENT STATUS. Upon a Participant’s ceasing to be an Employee during an Offering Period for any reason, including retirement, disability or death, or otherwise ceasing to be an Eligible Employee, the Participant’s Contributions shall cease immediately and the Participant shall be deemed to have withdrawn from the Plan in accordance with Section 10.1; provided, however, that if such Participant ceases to be an Eligible Employee after any deadline imposed by the Company as described in Section 10.1 in order for a withdrawal to be effective with respect to the Purchase Date for such Offering Period, then the Participant shall not be deemed to have withdrawn from the Plan until after the Purchase Date and the Participant’s accumulated Contributions shall be used to exercise his or her Purchase Right on the Purchase Date of such Offering Period]. A Participant’s Contributions that have not been applied toward the purchase of shares of Common Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver the Participant’s Account balance to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate, and all of the Participant’s rights under the Plan shall terminate. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 4 and 6.

11.	ADJUSTMENTS UPON CHANGES IN SHARES; CORPORATE TRANSACTIONS

11.1 CAPITALIZATION ADJUSTMENT. In the event of a Capitalization Adjustment, the Board will, subject to Section 424 of the Code, appropriately, equitably and proportionately adjust: (a) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3; (b) the class(es) and number of securities subject to, and the Purchase Price applicable to outstanding Offerings and Purchase Rights; and (c) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. Any fractional share resulting from an adjustment pursuant to this Section 11.1 shall be rounded down to the nearest whole number. The Committee will make these adjustments, and its determination will be final, binding and conclusive.

11.2 CHANGE IN CONTROL. In the event of a Change in Control, the surviving, continuing, successor or purchasing entity (or its parent company) (as the case may be, the “Acquiring Corporation”) may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under the Plan, including the continuation of outstanding Purchase Rights or substitute substantially equivalent purchase rights for the Acquiring Corporation’s stock (subject to Section 424 of the Code) for outstanding Purchase Rights. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase Common Stock on a date shortly before the Change in Control specified by the Board, but the number of shares of Common Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights that are neither assumed, continued nor substituted by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

12.	COMPLIANCE WITH LAW

The exercise of Purchase Rights and the issuance of shares of Common Stock under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities, including the requirements of any securities exchange or market system upon which the Common Stock may then be listed. In

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addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan, or the approval of any securities exchange or market system upon which the Common Stock may then be listed, if any, deemed by the Company’s legal counsel to be necessary to the issuance and sale of any shares under the Plan in compliance with the requirements of such securities exchange or market system, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority or approval shall not have been obtained. For the avoidance of any doubt, the Company may terminate an Offering Period due to the inability to comply with applicable laws for such Offering Period. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

13.	RESTRICTIONS ON AND NOTIFICATION OF DISPOSITION OF SHARES

The Committee may establish restrictions on the Participant’s sale or other transfer of shares of Common Stock acquired under the ESPP, including, but not limited to, requiring the Participant to first offer the shares back to the Company at Fair Market Value before offering the shares for sale or transfer to anyone else and/or requiring shares of Class B Common Stock to be converted to shares of Class A Common Stock before being disposed of. If the Committee elects to require a first offer of the share back to the Company, such shares shall in all cases be subject to a minimum initial holding by the Participant of at least six (6) months. The Company may require the Participant to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

14.	AMENDMENT OR TERMINATION OF THE PLAN

The Board or the Committee may at any time and for any reason amend, suspend or terminate the Plan at any time for any reason. No such amendment shall adversely affect Purchase Rights previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to comply with Section 423 of the Code or other applicable law. If the Plan is terminated, the Board or Committee may elect, without the consent of any Participant, to terminate all outstanding Offering Periods either immediately or after the purchase of shares of Common Stock on the next Purchase Date (which may be accelerated, if determined by the Board in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 11.2). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ Accounts that have not been used to purchase shares of Common Stock will be returned to the Participants as soon as administratively practicable. To the extent necessary to comply with Section 423 of the Code or any other applicable law or regulation, the Company shall obtain shareholder approval of any amendment in such matter as required.

15.	MISCELLANEOUS

15.1 RIGHTS AS SHAREHOLDER. A Participant shall have no rights as a shareholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares of Common Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly

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authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 11.

15.2 LEGENDS. The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions, holding periods, or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Common Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.

15.3 NO EMPLOYMENT RIGHTS. Nothing in the Plan shall confer upon any Participant any right to continue to serve the Company or any other Participating Employer or shall affect the right of the Company or any other Participating Employer to terminate the employment of an Employee with or without notice and with or without cause.

15.4 TAX CONSEQUENCES TO PARTICIPANTS. The 423 Component is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of the 423 Component that is inconsistent with Section 423 of the Code or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423 of the Code. Although the Company may intend that Purchase Rights qualify for favorable tax treatment under the laws of the United States, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

15.5 OTHER CORPORATE ACTIONS. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.

15.6 ELECTRONIC DELIVERY. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

15.7 GOVERNING LAW. The law of the State of New York shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

15.8 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and, subject to compliance with Section 423 of the Code, the Committee may elect in its discretion to construe such invalid or unenforceable provision in a manner that conforms to applicable law or as if such provision was omitted.

16.	DEFINITIONS AND CONSTRUCTION

16.1 DEFINITIONS. Throughout this Plan, the following terms shall have their respective meanings set forth below:

(a) “Account” means a memorandum account maintained to record each Participant’s Contributions pending purchase of Common Stock.

(b) “Board” means the Company’s board of directors.

(c) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without the receipt of consideration” by the Company.

EXHIBIT A – MOOG INC. EMPLOYEE STOCK PURCHASE PLAN

(d) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”), becomes, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of either (1) the then-outstanding shares of Company Stock (the “Outstanding Moog Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of Moog entitled to vote generally in the election of directors (the “Outstanding Moog Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, or (D) any acquisition pursuant to a transaction described in subsections (iii)(1), (iii)(2) and (iii)(3) below;

(ii) Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination:

(1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Moog Common Stock and the Outstanding Moog Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 75% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Moog Common Stock and the Outstanding Moog Voting Securities, as the case may be,

(2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and

(3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(4) Approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.

(e) “Class A Common Stock” means the Class A Common Stock, par value $1.00 per share of Moog Inc.

EXHIBIT A – MOOG INC. EMPLOYEE STOCK PURCHASE PLAN

(f) “Class B Common Stock” means the Class B Common Stock, par value $1.00 per share of Moog Inc.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.

(h) “Committee” means the Executive Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee appointed by the Board to administer the Plan (or in the absence of such appointment, the Board of Directors itself).

(i) “Common Stock” means the Class A Common Stock or Class B Common Stock.

(j) “Company” means Moog Inc., a New York corporation, or any successor corporation thereto.

(k) “Compensation” means, with respect to any Offering Period, the Participant’s regular base wages, salary, overtime and short-term incentive bonus, determined without reduction for Contributions made under the Plan or contributions to any Section 401(k) or cafeteria plan. The Committee, in its discretion, may, on a uniform and nondiscriminatory basis under each Offering, establish a different definition of Compensation for a particular Offering Period.

(l) “Contributions” means the payroll deductions made on an after-tax basis and other additional payments that the Company may permit to be made by a Participant to fund the exercise of Purchase Rights granted pursuant to the Plan.

(m) “Eligible Employee” means an Employee who meets the requirements set forth in Section 4 for eligibility to participate in the Plan.

(n) “Employee” means an individual who provides services as a common law employee to a Participating Employer. Except on account of a transfer of employment between Participating Employers as provided below or as otherwise determined by the Committee, a Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the Participating Employer employing the Participant during an Offering Period ceasing to be a Participating Employer under the Plan. For purposes of the Plan, an individual shall be deemed to continue to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company (or the applicable Participating Employer) or which is legally protected under applicable law, of three (3) months or less. If the Employee’s leave of absence exceeds three (3) months, the individual shall be deemed to have ceased to be an Employee on the day immediately following the expiration of three (3) months of such leave unless the individual’s right to reemployment is guaranteed by statute or by contract. A Participant whose employment transfers between Participating Employers due to a termination followed by an immediate rehire (with no break in service) will not be treated as having terminated employment under the Plan; provided, however, that if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.

(p) “Fair Market Value” means, as of any date:

(i) If the Company Stock is listed for trading on a national securities exchange,

(1) the Fair Market Value of the Class A Common Stock will be the closing price per share of the Class A Common Stock on the exchange on the last Trading day immediately preceding the Offering Commencement Date, the Purchase Date, or, if applicable, the date of exercise of any repurchase right, as applicable, and the Fair Market Value of the Class B Common Stock will be the closing price per share of

EXHIBIT A – MOOG INC. EMPLOYEE STOCK PURCHASE PLAN

the Class B Common Stock on the exchange on the last Trading day immediately preceding the Offering Commencement Date, the Purchase Date or, if applicable, the date of exercise of any repurchase right, as applicable; and

(ii) If the Company Stock is not listed for trading on a national securities exchange, the Fair Market Value of the Class A Common Stock and Class B Common Stock will be the market price per share of the Company Stock as determined in good faith by the Board, using the reasonable application of a reasonable valuation method consistent with Section 423 of the Code, based on available information material to the value of the Company at such time.

In any event, the Fair Market Value will be determined in accordance with the valuation requirements under Section 423 of the Code.

(q) “Non-U.S. Participating Employer” means a Participating Employer domiciled outside of the United States.

(r) “Offering” means an offering of Common Stock as provided in Section 5, including any separate Offerings as may be designated by the Committee (the terms of which need not be identical) in which Eligible Employees of one or more Participating Employers will participate.

(s) “Offering Commencement Date” means the first day of an Offering Period.

(t) “Offering Period” means a period during which an Eligible Employee may elect to acquire Common Stock under a Purchase Right as the Committee may establish in its discretion. The Committee may select the duration of each Offering Period (subject to a maximum Offering Period of two years from the Offering Commencement Date) and the commencement and ending dates of Offering Periods.

(u) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(v) “Participant” means an Eligible Employee who has elected to become a participant in an Offering Period in accordance with Section 6 and has not ceased participation under the Plan.

(w) “Participating Employer” means, in addition to the Company, any Subsidiary, Parent Corporation or Subsidiary Corporation that has been designated by the Company from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company, its Subsidiary Corporations and any Parent Corporation may be Participating Employers. A Subsidiary Corporation or a Parent Corporation that is designated as a Participating Employer under the 423 Component will not be a Participating Employer under the Non-423 Component.

(x) “Participation Agreement” means an agreement in such form and provided in such manner as specified by the Company from time to time (in its discretion and on a uniform and nondiscriminatory basis), including through an electronic or other enrollment procedure prescribed by the Company, pursuant to which an Eligible Employee makes an election to participate in the Plan and authorizes payroll deductions under the Plan from the Eligible Employee’s Compensation.

(y) “Plan” means the Moog Inc. Employee Stock Purchase Plan.

(z) “Purchase Date” means the last Trading Day of the Offering Period.

(aa) “Purchase Price” means the price at which a share of Common Stock may be purchased under the Plan, as determined in accordance with Section 8.

(bb) “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Common Stock during an Offering Period as provided in Section 8, which the Participant may choose to not exercise during such Offering Period by electing to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Common Stock under the Plan and to terminate participation in the Plan at any time during the Offering Period.

EXHIBIT A – MOOG INC. EMPLOYEE STOCK PURCHASE PLAN

(cc) “Sub-Plan” means provisions established by the Committee that apply to the grant of Purchase Rights with respect to a Non-U.S. Participating Employer.

(dd) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ee) “Subsidiary Corporation” means any “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(ff) “Trading Day” means a day on which the national stock exchanges and the New York Stock Exchange are open for trading.

16.2 CONSTRUCTION. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET – www.proxypush.com/moga
Use the Internet to vote your proxy until 6:00 p.m. (ET) on February 14, 2017.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on February 14, 2017.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors: Class A Director – Term Expiring 2020	01 Kraig A. Kayser	☐	Vote FOR nominee	☐	WITHHOLD AUTHORITY to vote for nominee listed to the left

2.	Approval of the Moog Inc. Employee Stock Purchase Plan	☐ For	☐ Against	☐ Abstain

3.	Ratification of Ernst & Young LLP as auditors for the 2017 fiscal year	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS

February 15, 2017

10:00 am PST

Marina Room of the Portofino Hotel & Marina

260 Portofino Way

Redondo Beach, CA 90277

Moog Inc. c/o Wells Fargo Bank, N.A. Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	CLASS A SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 15, 2017.

The Class A shares of stock you hold in your account will be voted as you specify on the reverse side.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Richard A. Aubrecht, John R. Scannell, and Robert J. Olivieri, and each of them proxies with full power of substitution, to vote your Class A shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/moga Use the Internet to vote your proxy until 6:00 p.m. (ET) on February 14, 2017.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on February 14, 2017.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors: Class B Director — Term Expiring 2020 Election of directors: Class B Director — Term Expiring 2020	01 Brenda L. Reichelderfer 02 John R. Scannell	☐	Vote FOR nominees	☐	WITHHOLD AUTHORITY to vote for nominees listed to the left

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the Moog Inc. Employee Stock Purchase Plan	☐ For	☐ Against	☐ Abstain

3.	Ratification of Ernst & Young LLP as auditors for the 2017 fiscal year	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS

February 15, 2017

10:00 am PST

Marina Room of the Portofino Hotel & Marina

260 Portofino Way

Redondo Beach, CA 90277

Moog Inc. c/o Wells Fargo Bank, N.A. Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	CLASS B SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 15, 2017.

The Class B shares of stock you hold in your account will be voted as you specify on the reverse side.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Richard A. Aubrecht, John R. Scannell, and Robert J. Olivieri, and each of them proxies with full power of substitution, to vote your Class B shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/moga Use the Internet to vote your proxy until 6:00 p.m. (ET) on February 12, 2017.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on February 12, 2017.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors: Class B Director — Term Expiring 2020 Election of directors: Class B Director — Term Expiring 2020	01 Brenda L. Reichelderfer 02 John R. Scannell	☐	Vote FOR nominees	☐	WITHHOLD AUTHORITY to vote for nominees listed to the left

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the Moog Inc. Employee Stock Purchase Plan	☐ For	☐ Against	☐ Abstain

3.	Ratification of Ernst & Young LLP as auditors for the 2017 fiscal year	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS

February 15, 2017

10:00 am PST

Marina Room of the Portofino Hotel & Marina

260 Portofino Way

Redondo Beach, CA 90277

Moog Inc. c/o Wells Fargo Bank, N.A. Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	CLASS B SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 15, 2017.

The Class B shares of stock you hold in your account will be voted as you specify on the reverse side.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

Class B shares credited to the undersigned in the Moog Inc. Retirement Savings Plan (RSP) will be voted by the Trustee, Great-West Trust Company, LLC, in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the Trustee will vote these shares as directed by the Investment Committee of the RSP.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.